Exhibit (b)(2)

FACILITY AGREEMENT

21 DECEMBER 2006

US$1,800,000,000

LOAN FACILITY

for

EVRAZ GROUP S.A.

arranged by

CREDIT SUISSE INTERNATIONAL AND UBS LIMITED

with

UBS AG, LONDON BRANCH

as Facility Agent

THIS AGREEMENT is dated 21 December 2006

BETWEEN:

(1)                                  EVRAZ GROUP S.A, a public limited liability company (société-anonyme), having its registered office at 1 alleé Scheffer, L-2520 Luxembourg and being registered with the Luxembourg Trade and Companies Register under number B105.615 (the Company);

(2)                                  MASTERCROFT LIMITED, a company duly organised and existing under the laws of Cyprus, with its registered office at Julia House, 3 Themistocles Dervis Street, CY-1066 Nicosia, Cyprus (the Guarantor);

(3)                                  CREDIT SUISSE INTERNATIONAL and UBS LIMITED as mandated lead arrangers (in this capacity each a Lead Arranger and together the Lead Arrangers);

(4)                                  THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Parties) as original lenders (the Original Lenders); and

(5)                                  UBS AG, LONDON BRANCH as facility agent (in this capacity the Facility Agent).

IT IS AGREED as follows:

1.                                      INTERPRETATION

1.1                               Definitions

In this Agreement:

12-Month Consolidated EBITDA means the aggregate Consolidated EBITDA for the two most recent Measurement Periods preceding any date of determination for which the consolidated financial statements of the Group are available.

12 Month Consolidated Interest Expense means the Consolidated Interest Expense for the two most recent Measurement Periods preceding any date of determination for which the consolidated financial statements of the Group are available.

Acquisition means the acquisition by Bidco of the Target Shares pursuant to the terms of the Merger Agreement.

Administrative Party means a Lead Arranger or the Facility Agent.

Affiliate means, in relation to any person, a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

Agency means any agency, authority, central bank, department, committee, government, legislature, minister, ministry, official or public or statutory person (whether autonomous or not).

Agent’s Spot Rate of Exchange means the Facility Agent’s spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with US Dollars at or about 11.00 a.m. on a particular day.

Approved Jurisdiction means the United States of America, Russia and any member of the European Union as constituted on the date of this Agreement.

Anti-Terrorism Law means each of:

(a)                                  Executive Order No. 13224 on Terrorist Financing: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued 23 September 2001, as amended by Order 13268 (as so amended, the Executive Order);

(b)                                 the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act);

(c)                                  the Money Laundering Control Act of 1986, 18U.SC Sect.1956; and

(d)                                 any similar law enacted in the United States of America subsequent to the date of this Agreement.

Asset Acquisition means (a) an Investment by the Company or any Subsidiary in any other person pursuant to which such person shall become a Subsidiary or shall be consolidated or merged with the Company or any Subsidiary or (b) the acquisition by the Company or any Subsidiary of assets of any person which constitute all or substantially all of the assets of such person or which comprise a division or line of business of such person.

Asset Sale means any lease, sale, sale and lease-back, transfer or other disposition either in one transaction or in a series of related transactions, by the Company, or any of its respective Subsidiaries to a person that is not part of the Group, of any Production Assets the value of which exceeds 10 per cent. of the total Production Assets of the Group in any 12-month period (determined in each case by reference to the most recent publicly available audited annual financial statements or reviewed interim financial statements of the Company prepared in accordance with IFRS, provided that the Asset Sale shall not include sales or other dispositions of inventory or stock in trade in the ordinary course of business or assignments of or other arrangements over the rights or revenues arising from contracts for the sale of steel products at Fair Market Value.

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

Availability Period means the period from and including the date of this Agreement to the earlier of:

(a)                                  29 May 2007;

(b)                                 3 Business Days following the Effective Time (as defined in the Merger Agreement); and

(c)                                  the Offer Expiry Date.

Bidco means Oscar Acquisition Merger Sub, Inc., a company incorporated in the State of Delaware, USA and which is a wholly owned subsidiary of the Company.

Break Costs means the amount (if any) which a Lender is entitled to receive under Clause 23.3 (Break Costs).

Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in London and Luxembourg and, in relation to any date for payment or purchase of US Dollars, New York.

Capital Stock means, with respect to any person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated, whether voting or non-voting) of such person’s equity, including any preferred stock of such person, whether now outstanding or issued after the date hereof, including without limitation, all series and classes of such Capital Stock but excluding any debt securities convertible into such Capital Stock.

Cash Equivalents means:

(a)                                  any evidence of Financial Indebtedness with a maturity of one year or less issued or directly and fully guaranteed or insured by an Approved Jurisdiction or any Agency or instrumentality thereof; provided that the full faith and credit of the government of an Approved Jurisdiction (or similar concept under the laws of the relevant Approved Jurisdiction) is pledged in support thereof;

(b)                                 commercial paper with a maturity of one year or less issued by a corporation organised under the laws of an Approved Jurisdiction and rated at all times at least the same rating as that of the unsecured, unsubordinated debt obligations of Mastercroft Limited by S & P, Moody’s or Fitch to the extent that the aggregate amount of Cash Equivalents (as defined in this paragraph (b)) invested by application of Disposal Proceeds does not exceed at any time US$50,000,000 (or its equivalent); and

(c)                                  commercial paper with a maturity of one year or less, issued by a corporation organised under the laws of an Approved Jurisdiction, and at all times listed or traded on the Moscow Inter-Currency Exchange to the extent that the aggregate amount of Cash Equivalents (as defined in this paragraph (c)) invested by application of Disposal Proceeds does not exceed at any time US$50,000,000 (or its equivalent).

Change of Control means any person or group of persons acting together (pursuant to an agreement or understanding (whether formal or informal)) directly or indirectly gain control of more than 50 per cent. of the issued share capital of the Company or otherwise acquire control of the Company (where control for this purpose means the power to appoint all, or a majority of, the directors or other equivalent officers of the Company).

Clean-Up Default means:

(a)                                  an Event of Default referred to in Clauses 19.2 (Non-payment), 19.4 (Other obligations), but arising solely in respect of a breach of Clause 18.15 (Environmental matters), 19.8 (Insolvency), 19.9 (Insolvency proceedings) and 19.10 (Creditors’ process); and

(b)                                 any other Event of Default which:

(i)                                     has a Material Adverse Effect;

(ii)                                  was procured or approved by the Company or Bidco; or

(iii)                               is not capable of being remedied.

Clean-Up Period means the period commencing on the date on which Target becomes a Subsidiary of the Company and ending on the date which is 90 days thereafter.

Commitment means:

(a)                                  for an Original Lender, the amount set opposite its name in Schedule 1 (Original Parties) under the heading Commitments and the amount of any other Commitment it acquires; and

(b)                                 for any other Lender, the amount of any Commitment it acquires,

to the extent not cancelled, transferred or reduced under this Agreement.

Commitment Letter means the commitment letter dated 16 November 2006 between the Lead Arrangers and the Company.

Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the Loan Market Association as set out in Schedule 8 (Form of Confidentiality Undertaking).

Consolidated Depreciation and Amortisation means the consolidated depreciation and amortisation of fixed assets and intangibles of the Company as shown in the latest available consolidated profit and loss account of the Company prepared in accordance with IFRS.

Consolidated EBITDA means the Consolidated Net Income (Loss) for any period, as adjusted by adding back, to the extent deducted in calculating Consolidated Net Income (Loss), without duplication, for such period:

(a)                                  Consolidated Interest Expense;

(b)                                 Consolidated Income Tax Expense;

(c)                                  Consolidated Depreciation and Amortisation,

less any non-cash items increasing (decreasing) Consolidated Net Income (Loss) for that period.

Consolidated Income Tax Expense means, in respect of any period, the expenses of the Company in respect of income taxes as shown in the consolidated profit and loss account of the Company for such period prepared in accordance with IFRS.

Consolidated Indebtedness means at any date of determination (and without duplication) all Financial Indebtedness of the Company as calculated in accordance with the then most recently published consolidated financial statements of the Company prepared in accordance with IFRS.

Consolidated Interest Expense means, in respect of any period, the total of the following as calculated in accordance with the consolidated financial statements of the Company for such period prepared in accordance with IFRS:

(a)                                  cash and non-cash interest expense (net of interest income) for the relevant period (excluding any amortisation of debt issuance costs), including, without limitation (whether or not interest expense in accordance with IFRS):

(i)                                     amortisation of debt discount;

(ii)                                  the net costs associated with hedging agreements (including amortisation of fees and discounts);

(iii)                               the interest portion of any deferred payment obligations;

(iv)                              all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(v)                                 accrued interest; and

(vi)                              interest due and payable under any guarantee; and

(b)                                 the interest component of any capital lease obligation accrued during the relevant period; and

(c)                                  all capitalised interest of the Company and its Subsidiaries in each case determined on a consolidated basis in accordance with IFRS.

Consolidated Net Income (Loss) means, in respect of any period, the consolidated net income (loss) of the Company for such period as shown in the then most recent consolidated profit and loss account of the Company prepared in accordance with IFRS adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication:

(a)                                  gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business;

(b)                                 any net foreign exchange gain or loss;

(c)                                  any gain or loss on net monetary position;

(d)                                 any share of the profit or loss of any associated company, associated undertaking or unconsolidated joint venture;

(e)                                  the cumulative effect of changes in accounting principles; and

(f)                                    any extraordinary items (net of taxes) including, without limitation, any loss or gain on impairment of fixed assets charged to the profit and loss account.

Consolidated Net Indebtedness means, at any date of determination (and without duplication), Consolidated Indebtedness of the Company, less cash and Cash Equivalents as calculated in accordance with the then most recently published consolidated financial statements of the Company prepared in accordance with IFRS.

Consolidated Tangible Assets means, with respect to a person, the total of all such person’s assets less:

(a)                                  goodwill, trade names, trademarks, service marks, patents, licences, organisational expenses, research and development expenses, unamortised debt discount and expense, unamortised deferred charges and all other like intangible assets; and

(b)                                 all write-ups of fixed assets, net of accumulated depreciation thereon, other than any revaluation made in accordance with IFRS, as reflected in the then most recent consolidated balance sheet of such person and its consolidated Subsidiaries prepared in accordance with IFRS.  For purposes of the calculation of Consolidated Tangible Assets, negative goodwill shall be assigned a value of zero.

Core or Related Business means the business of:

(a)                                  producing steel and ferrous metal products;

(b)                                 investing in property, plant or equipment for the production of steel and ferrous metal products;

(c)                                  mining and processing of raw materials and manufacturing equipment for the production of steel and ferrous metal products;

(d)                                 conducting business connected with the consumption of steel and ferrous metal products;

(e)                                  industrial construction for the production of steel and ferrous metal products;

(f)                                    automobile, railway and ship transportation of steel and ferrous metal products in connection with the Group’s production of steel and ferrous metal products, including, without limitation, transportation via the Nakhodka Commercial Sea Port; or

(g)                                 evaluating, participating in or pursuing any other activity or opportunity that is related to those identified in paragraphs (a) to (f) above.

Default means:

(a)                                  an Event of Default; or

(b)                                 an event or circumstance specified in Clause 19 (Events of Default) which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

Disinterested Director means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.  A person shall not be ineligible to constitute a Disinterested Director solely as a result of such person owning any equity interests of the Company or any of its Subsidiaries or acting as an officer, director or employee of the Company or any of its Subsidiaries.

Disposal Proceeds has the meaning given to it in Clause 18.6 (Asset Sales).

Disqualified Capital Stock means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, on or prior to the date that is 91 days after the Final Maturity Date.

Disruption Event means either or both of:

(a)                                  a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)                                 the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                                     from performing its payment obligations under the Finance Documents; or

(ii)                                  from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

Event of Default means any event or circumstance specified as such in Clause 19 (Events of Default).

Extended Final Maturity Date means 16 May 2008.

Extension Fee means the extension fee referred to in the Fee Letter between the Lead Arrangers and the Company.

Extension Request means a request to extend the Final Maturity Date, substantially in the form of Schedule 6 (Form of Extension Request).

Facility means the term loan facility made available under this Agreement as described in Clause 2 (Facility).

Facility Office means the office(s) notified by a Lender to the Facility Agent:

(a)                                  on or before the date it becomes a Lender; or

(b)                                 following that date, by not less than five Business Days’ notice,

as the office(s) through which it will perform its obligations under this Agreement.

Fair Market Value means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the competent management body of the Company or the relevant competent management body of another Material Company (including a majority of the Disinterested Directors, if applicable) whose determination shall be conclusive if evidenced by a resolution of such relevant competent management body, or, with respect to any transaction or series of related transactions involving an aggregate value in excess of EUR30,000,000 (or its equivalent), the price as determined by an Independent Appraiser.

Fee Letter means any letter entered into by reference to this Agreement between one or more Administrative Parties and the Company setting out the amount of certain fees referred to in this Agreement.

Final Maturity Date means the Original Final Maturity Date or, if one or more Lenders have granted their consent in accordance with Clause 6 (Repayment) following delivery of an Extension Request, the Extended Final Maturity Date.

Finance Document means:

(a)                                  this Agreement;

(b)                                 the Commitment Letter;

(c)                                  a Fee Letter;

(d)                                 any Transfer Certificate; or

(e)                                  any other document designated as such by the Facility Agent and the Company.

Finance Party means a Lender or an Administrative Party.

Finance Subsidiary means a wholly owned Subsidiary of the Company the principal activities of which are the issuance for cash of notes, bonds, debentures, promissory notes and other debt securities and the borrowing of cash pursuant to loans, credit facilities and agreements, notes, certificates and other instruments evidencing Financial Indebtedness and the lending of not less than 85 per cent. of the cash proceeds of such issuances and borrowings to the Company or, subject to the provisions of Clause 18.4 (Financial covenants), to a Subsidiary of the Company.

Financial Indebtedness means any indebtedness for or in respect of:

(a)                                  moneys borrowed;

(b)                                 any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)                                  any bond, note, debenture, loan stock or any similar instrument;

(d)                                 any preference share which by its terms is redeemable at the option of the holder prior to the Final Maturity Date;

(e)                                  any agreement treated as a finance or capital lease in accordance with IFRS;

(f)                                    receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(g)                                 the acquisition cost of any asset or service to the extent payable before or after its acquisition or possession by the party liable where the advance or deferred payment:

(i)                                     is arranged primarily as a method of raising finance or financing the acquisition of that asset or the construction of that asset; or

(ii)                                  involves a period of more than six months before or after the date of acquisition or supply;

(h)                                 any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, when calculating the value of that derivative transaction, only the marked to market value of that derivative transaction as at the relevant date on which Financial Indebtedness has been calculated (or, if any amount is due as a result of the termination or close out of that derivative transaction, that amount shall be taken into account);

(i)                                     any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

(j)                                     any counter-indemnity obligation in respect of any guarantee; or

(k)                                  the amount of any liability in respect of any guarantee in respect of any item referred to in paragraphs (a) to (j) above.

Fitch means Fitch Ratings Limited or any successor to its rating business.

Group means the Company and its Subsidiaries.

Holding Company of any other person, means a company in respect of which that other person is a Subsidiary.

IFRS means International Financial Reporting Standards, as promulgated by the International Accounting Standards Committee and as in effect from time to time.

Increased Costs means:

(a)                                  an additional or increased cost;

(b)                                 a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital; or

(c)                                  a reduction of an amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

Independent Appraiser means any of PricewaterhouseCoopers LLC, KPMG LLC, Deloitte & Touche LLP, Renaissance Capital, Morgan Stanley, PACC Audit or such investment banking, accountancy or appraisal firm of international standing selected by the Company or the relevant competent management body of the relevant Material Company (with the prior written consent of the Facility Agent, which consent shall not be unreasonably withheld), provided it is not an Affiliate of any Material Company.

Information Memorandum means the information memorandum dated 4 December 2006 and prepared by or on behalf of the Company in relation to the Group for use in connection with the syndication of the Facility.

Investment means, with respect to any person, directly or indirectly, any advance (other than advances to customers in the ordinary course of business), loan (including guarantees), or other extension of credit (including guarantees) or capital contribution to (by means of any transfer of cash) or other property to others or any payment for property or services for the account or use of others, or any purchase, acquisition or ownership by such person of any Capital Stock, bonds, notes, debentures, or other securities (including, without limitation, any interests in any partnership or joint venture) or evidence of indebtedness issued or owned by any person and all other items that would be classified as investments on a balance sheet prepared in accordance with IFRS, provided that:

(a)                                  hedging obligations entered into in the ordinary course of business and in compliance with this Agreement; and

(b)                                 endorsements of negotiable instruments in the ordinary course of business,

shall in each case be deemed not to be an Investment.

Interest Period means, in relation to a Loan, each period determined under this Agreement by reference to which interest on any Loan or an overdue amount is calculated.

Lender means:

(a)                                  an Original Lender; or

(b)                                 any person which becomes a Lender after the date of this Agreement.

LIBOR means for an Interest Period of a Loan:

(a)                                  the applicable Screen Rate; or

(b)                                 if no Screen Rate is available for the relevant currency or an Interest Period of a Loan or overdue amount, the arithmetic mean (rounded upwards to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, as of 11.00 a.m. on the Rate Fixing Day for the offering of deposits in the currency of the relevant Loan for a period comparable to that Interest Period.

Loan means a loan made or to be made under this Agreement or the principal amount outstanding for the time being of that loan.

Luxembourg means the Grand Duchy of Luxembourg.

Luxembourg Commercial Code means Code de Commerce of Luxembourg.

Major Event of Default means with respect to the Group (excluding the Target Group) any circumstances constituting an Event of Default under any of Clause 19.2 (Non-payment), 19.4 (Other obligations) insofar as it relates to a breach of Clauses 18.3 (Limitation on Security Interests), 18.4(a) (Financial covenants), 18.14(Pari passu), 18.17 (Offer covenants), 19.5 (Misrepresentation) insofar as it relates to a breach of any Major Representation, 19.7 (Effectiveness), 19.8 (Insolvency), 19.9 (Insolvency proceedings), 19.10 (Creditors’ process), 19.11 (Change of Ownership) and 19.12 (Unlawfulness).

Majority Lenders means at any time:

(a)                                  if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 of the Total Commitments immediately prior to the reduction); or

(b)                                 at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3 per cent. of all the Loans then outstanding.

Major Representation means a representation or warranty with respect to the Group (excluding the Target Group) under any of Clauses 16.2 (Status), 16.3 (Binding obligations), 16.4 (Non-conflict with other obligations) and 16.6 (Power and authority).

Mandatory Cost means the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 4 (Calculation of the Mandatory Cost).

Margin means 1.10 per cent. per annum.

Material Adverse Effect means a material adverse effect on:

(a)                                  the business, prospects or financial condition of any Material Company or the Group as a whole;

(b)                                 the ability of an Obligor to perform its obligations under any Finance Document;

(c)                                  the validity or enforceability of any Finance Document; or

(d)                                 any right or remedy of a Finance Party in respect of a Finance Document.

Material Asset means an asset which, at the time of its disposal, has a book value equivalent to 5 per cent. or more of the book value of the total consolidated assets of the Group (by reference to the then most recently published audited consolidated financial statements of the Company).

Material Company means, at any relevant time:

(a)                                  an Obligor; or

(b)                                 a direct or indirect Subsidiary of the Company:

(i)                                     whose total consolidated assets represent not less than 10 per cent. of the total consolidated assets of the Company, or whose gross consolidated revenues represent not less than 10 per cent. of the gross consolidated revenues of the Company (determined by reference to the most recent publicly available annual or interim financial statements of the Company prepared in accordance with IFRS and the latest financial statements of the relevant Subsidiary); or

(ii)                                  to which are transferred all or substantially all the assets and undertakings of a Subsidiary which immediately prior to such transfer was a Material Company.

Measurement Period means each financial half-year ending on 30 June or 31 December for which consolidated financial statements of the Company (or the other relevant person in respect of which the particular calculation is to be made, as the case may be) prepared in accordance with IFRS are available.  For the avoidance of doubt, any non-balance sheet financial information for a Measurement Period ending on 31 December of any year shall be calculated by subtracting (a) the relevant information for the Measurement Period ending on 30 June of that year from (b) the equivalent information for that year.

Merger Agreement means the agreement and plan of merger dated as of 20 November 2006 between the Company, Bidco and Target.

Moody’s means Moody’s Investors Service Limited or any successor to its rating business.

Net Proceeds means in relation to a Takeout Financing or a disposal of a Material Asset, the cash proceeds (net of fees, commissions, expenses and taxes) received by the Group in respect of that Takeout Financing or Material Asset disposal.

Obligor means the Company or the Guarantor.

Offer means tender offer for the Target Shares made pursuant to the Merger Agreement.

Offer Expiry Date means the date upon which the Offer lapses, terminates (without the acceptance of Target Shares) or is withdrawn or the Merger Agreement is terminated in accordance with its terms prior to the Target becoming a Subsidiary of Bidco.

Original Final Maturity Date means 15 November 2007.

Original Financial Statements means the audited consolidated financial statements of the Company for the year ended 31 December 2005.

Participating Member State means a member state of the European Communities that adopts or has adopted the euro as its lawful currency under the legislation of the European Community for Economic Monetary Union.

Party means a party to this Agreement.

Permitted Security Interest means:

(a)                                  Security Interests granted by a Subsidiary in favour of the Company or a Subsidiary of the Company or by the Company in favour of a Subsidiary of the Company with respect to the property or assets, or any income or profits therefrom, of the Company or such Subsidiary, as the case may be;

(b)                                 any Security Interests existing on the date of this Agreement;

(c)                                  Security Interests imposed by law, including but without limitation, Security Interests of landlords and carriers, warehousemen, mechanics, suppliers, material men, repairmen or other similar Security Interests arising in the ordinary course of business;

(d)                                 any Security Interests on any property, income or assets of any person existing at the time such person is acquired, merged or consolidated with or into the Company or any of its respective Subsidiaries and not created in contemplation of such event; provided that no such Security Interests shall extend to any other property, income or assets of such person or to any other property or assets of the Subsidiaries of such person or the Company or any of its respective Subsidiaries;

(e)                                  any Security Interests existing on any property, income or assets prior to the acquisition thereof by the Company or any of its respective Subsidiaries and not created in contemplation of such acquisition; provided that no such Security Interests shall extend to any other property, income or assets of the Company or any of its respective Subsidiaries;

(f)                                    any extension, renewal or replacement of any Security Interests described in paragraphs (a) to (e) above, provided that (i) such extension, renewal or replacement shall be no more restrictive to the relevant person in any material respect than the original Security Interest, (ii) the amount of Financial Indebtedness secured by such Security Interest is not increased and (iii) if the property or assets securing the Financial Indebtedness subject to such Security Interest are changed in connection with such refinancing, extension or replacement, the Fair Market Value of such property, income or assets is not increased;

(g)                                 any Security Interest on the property, income or assets of the Company or any of its Subsidiaries securing Financial Indebtedness of the Company or any of its Subsidiaries incurred in an aggregate principal amount outstanding at any one time not to exceed 20 per cent. of the total assets of the Company (determined on a consolidated basis by reference to the then most recent publicly available annual or interim financial statements of the Company prepared in accordance with IFRS).  For the avoidance of doubt this paragraph (g) does not include any Security Interest created in accordance with paragraphs (a) to (f) or (h) to (n) hereof;

(h)                                 any Security Interest on the property, income or assets of the Company or any of its Subsidiaries securing working capital facilities which make advances of a tenor of 180 days or less with an aggregate principal amount outstanding at any time not to exceed US$400,000,000 (or its equivalent);

(i)                                     any Security Interest on any property or assets of the Company or any Subsidiary of the Company securing Financial Indebtedness incurred for the purpose of financing all or part of the acquisition, maintenance, repair or construction of such property or assets provided that (i) such Security Interest is created solely for the purpose of securing Financial Indebtedness incurred by the Company or its relevant Subsidiary in compliance with Clause 18.4 (Financial covenants), (ii) no such Security Interest shall extend to any other property or assets of the Company or any of its Subsidiaries, (iii) the aggregate principal amount of all Financial Indebtedness secured by Security Interests under this paragraph (i) on such property or assets does not exceed the purchase price of such property or assets (including customs duties, transport, insurance, construction and installation costs and other incidental costs and expenses of purchase and any VAT or similar taxes thereon) and (iv) such Security Interest attaches to such property or assets concurrently with the maintenance or repair thereof or within 90 days after the acquisition or commencement of construction thereof, as the case may be;

(j)                                     any Security Interest granted in favour of a person providing Project Financing if the Security Interest is solely on the property, income, assets or revenues of the project for which the financing was incurred provided that (i) the person or persons providing such financing limits its recourse solely to the property, income, assets or revenues subject to such Security Interest, (ii) such Security Interest is created solely for the purpose of securing Financial Indebtedness incurred by the Company or a Subsidiary of the Company in compliance with Clause 18.4 (Financial covenants), and (iii) no such Security Interest shall extend to any other property, income, assets or revenues of the Company or its Subsidiaries;

(k)                                  any Security Interest upon any steel, ferrous metal, iron ore or coal export contract with or through Ferrotrade Gibraltar or any other Material Company (including contracts for sale, transportation or exchange, utilisation and pooling declarations and agreements), and any related inventory and products, and proceeds thereof, which contract is entered into from time to time between any of the Company or its Subsidiaries, on the one hand, and a purchaser in the ordinary course of the business of the Company or such Subsidiaries, as the case may be, on the other hand, in a form that is customary in the steel, iron ore mining or coal mining industry, as applicable;

(l)                                     any Security Interest in respect of obligations arising under hedging agreements so long as the related indebtedness is permitted to be incurred under this Agreement and any such hedging agreement is not speculative;

(m)                               a right of set-off, right to combine accounts or any analogous right which any bank or other financial institution may have relating to any credit balance of any member of the Group; and

(n)                                 any Security Interest for ad valorem, income or property taxes or assessments, customs charges and similar charges which either are not delinquent or are being contested in good faith by appropriate proceedings for which the Company or Subsidiary of the Company has set aside in its accounts reserves to the extent required by IFRS.

Production Assets means the property, plant and equipment of the Group determined in accordance with IFRS.

Project Financing means any financing of all or part of the costs of the acquisition, construction, development or operation of any asset or project if the person or persons providing such financing limits its recourse solely to the asset or project financed and the revenues derived from such asset or project.

Pro Rata Share means:

(a)                                  for the purpose of determining a Lender’s share in a utilisation of the Facility, the proportion which its Commitment bears to the Total Commitments; and

(b)                                 for any other purpose on a particular date:

(i)                                     the proportion which a Lender’s share of the Loans (if any) bears to all the Loans;

(ii)                                  if there is no Loan outstanding on that date, the proportion which its Commitment bears to the Total Commitments on that date; or

(iii)                               if the Total Commitments have been cancelled, the proportion which its Commitment bore to the Total Commitments immediately before being cancelled.

Qualified Securitisation Transaction means any asset securitisation transaction or series of asset securitisation transactions that may be entered into by the Company or any other Material Company pursuant to which such person may sell or otherwise transfer or dispose its accounts receivables and other related assets to (a) a Securitisation Entity (in the case of a transfer by the Company or any other Material Company) or (b) any other person (in the case of a transfer by a Securitisation Entity).

Ratings Downgrade means where the long term credit rating assigned to the Company is downgraded to or below B- (in the case of S&P) or B3 (in the case of Moody’s) or if the Company ceases to be assigned a long term credit rating by either S&P or Moody’s.

Rate Fixing Day means the second Business Day before the first day of an Interest Period or such other day as the Facility Agent determines is generally treated as the rate fixing day by market practice in the relevant interbank market.

Reference Banks means the principal London offices of the Facility Agent, Credit Suisse and any other bank or financial institution appointed as such by the Facility Agent under this Agreement in consultation with the Company.

Repeating Representations means at any time the representations and warranties which are then made or deemed to be repeated under Clause 16.26 (Repetition).

Reporting Package means, for any period, the financial statements of a Material Company prepared in accordance with IFRS and used in preparing the consolidated financial statements of the Company for such period prepared in accordance with IFRS.

SEC means the Securities and Exchange Commission or any Successor thereto.

Securitisation Entity means a Material Company (other than the Company) which is wholly-owned by the Company, or a wholly owned Subsidiary of another person in which the Company or any other Material Company makes an Investment, and in each case to which the Company or any other Material Company transfers accounts receivables and related assets, that engages in no activities other than in connection with the financing of accounts receivables which is designated by the board of directors of the Company (as provided below) as a Securitisation Entity; and

(a)                                  no portion of the Financial Indebtedness or any other obligations (contingent or otherwise) of which:

(i)                                     is guaranteed by the Company or any other Material Company;

(ii)                                  gives recourse to or obliges the Company or any other Material Company (other than such Securitisation Entity) in any way; or

(iii)                               subjects any property or asset of the Company or any other Material Company (other than such Securitisation Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof;

in each case other than pursuant to representations, warranties, covenants and indemnities by the Company or any other Material Company that are reasonably customary in an accounts receivables securitisation transaction;

(b)                                 with which none of the Company or any other Material Company (other than such Securitisation Entity) has any material contract, agreement, arrangement or understanding other than on terms no less favourable to the Company or the relevant Material Company than those that might be obtained at the time from persons that are Material Companies, other than fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity; and

(c)                                  to which none of the Company or the other Material Companies (other than such Securitisation Entity) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any designation of a Material Company as a Securitisation Entity shall be evidenced to the Facility Agent by filing with the Facility Agent a certified copy of the resolution of the relevant board of directors of the Company giving effect to the designation and any officers’ certificate certifying that the designation complied with the preceding conditions and was permitted by this Agreement.

S&P means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor to its rating business.

Screen Rate means the British Bankers’ Association Interest Settlement Rate, for the relevant currency and Interest Period displayed on the appropriate page of the Telerate screen selected by the Facility Agent.  If the relevant page is replaced or the service ceases to be available, the Facility Agent (after consultation with the Company and the Lenders) may specify another page or service displaying the appropriate rate.

Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

Selection Notice means a notice substantially in the form set out in Part 2 of Schedule 3.

Shareholders’ Equity means at any time the consolidated equity of the Company determined by reference to the latest available consolidated financial statements, excluding amounts attributable to minority interest, if any, to the extent that such amounts are included in equity according to the consolidated financial statements, minus positive goodwill.

Subsidiary means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and any other entity whose financial statements are required by IFRS to be consolidated into the financial statements of the Company (and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise).

Subsidiary Indebtedness Threshold means:

(a)                                  prior to 10 November 2007, 37.5 per cent. of the Company’s Consolidated Tangible Assets; and

(b)                                 on and after 10 November 2007, 35 per cent. of the Company’s Consolidated Tangible Assets.

Syndication Date means the earlier of:

(a)                                  the date falling three months after the date of this Agreement; and

(b)                                 the date on which the Lead Arrangers notify the Company that general syndication of the Facility has completed.

Syndication Period means the period commencing on the date of this Agreement and ending on the Syndication Date.

Takeout Financing has the meaning given to that term in Clause 7.3 (Mandatory Prepayment — Takeout Financing).

Target means Oregon Steel Mills Inc.

Target Group means Target and its Subsidiaries.

Target Shares means the common stock, par value US$0.01, of Target, including the associated preferred stock purchase rights.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Tax Payment means a payment made by an Obligor to a Finance Party in any way relating to a Tax Deduction or under any indemnity given by an Obligor in respect of Tax under any Finance Document.

Total Commitments means the aggregate of the Commitments of all the Lenders.

Transfer Certificate means a certificate, substantially in the form of Schedule 5 (Form of Transfer Certificate), with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Company.

Trapped Cash means the Net Proceeds of a Takeout Financing or of the disposal of a Major Asset made by a Subsidiary of the Company where the up-streaming of the relevant Net Proceeds by the relevant Subsidiary (or the onward distribution of those Net Proceeds by another member of the Group to the Company) would be (a) unlawful or would be reasonably likely to give rise to a breach of the fiduciary or statutory duties of, or give rise to a material risk of personal liability for, the officers or directors of that Subsidiary or (as the case may be) the relevant Group member or (b) reasonably likely to involve the incurrence of taxes and other similar costs in an aggregate amount equal to or more than 33 per cent. of the amount of the cash proceeds generated by the relevant Takeout Financing or Major Asset disposal.

U.K. means the United Kingdom.

U.S. means the United States of America.

US GAAP means generally accepted accounting principles in the United States, as in effect from time to time.

US$ and US Dollars means the lawful currency for the time being of the U.S.

US Dollar Equivalent means:

(a)                                  for an amount expressed or denominated in a currency other than US Dollars the equivalent of that amount in US Dollars converted at the Agent’s Spot Rate of Exchange on the date of the relevant calculation; and

(b)                                 for an amount expressed or denominated in US Dollars, that amount.

Utilisation Date means each date on which the Facility is utilised.

Utilisation Request means a request for a Loan, substantially in the form set out in Schedule 3 (Form of Utilisation Request).

1.2                               Construction

(a)                                  In this Agreement, unless the contrary intention appears, a reference to:

(i)                                     an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

(ii)                                  assets includes present and future properties, revenues and rights of every description;

(iii)                               guarantee means (other than in Clause 15 (Guarantee and Indemnity) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(iv)                              disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(v)                                 indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

(vi)                              know your customer requirements are the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

(vii)                           a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

(viii)                        a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(ix)                                a currency is a reference to the lawful currency for the time being of the relevant country;

(x)                                   a Default being continuing means that it has not been remedied or waived;

(xi)                                a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(xii)                             a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

(xiii)                          a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

(xiv)                         a Finance Document or other document includes (without prejudice to any prohibition on amendments) all amendments however fundamental to that Finance Document or other document, including any amendment providing for any increase in the amount of a facility or any additional facility; and

(xv)                            a time of day is a reference to London time.

(b)                                 Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(i)                                     if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(ii)                                  if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(iii)                               notwithstanding sub-paragraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(c)                                  Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and, notwithstanding any term of any Finance Document, no consent of any third party is required for any amendment (including any release or compromise of any liability) or termination of any Finance Document.

(d)                                 Unless the contrary intention appears:

(i)                                     a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

(ii)                                  a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

(iii)                               any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of an Obligor is or may be outstanding under the Finance Documents.

(e)                                  The headings in this Agreement do not affect its interpretation.

1.3                               Luxembourg terms

In this Agreement, a reference to:

(a)                                  a composition, assignment or similar arrangement with any creditor includes a juge délégué appointed under the Luxembourg Act dated 14 April 1886;

(b)                                 a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrator receiver, administrator or similar officer includes any:

(i)                                     juge-commissaire and/or insolvency receiver (curateur) appointed under the Luxembourg Commercial Code;

(ii)                                  liquidateur appointed under Articles 141 to 151 of the Luxembourg Act dated 10 August 1915 on commercial companies as amended;

(iii)                               juge-commissaire and/or liquidateur appointed under Article 203 of the Luxembourg Act dated 10 August 1915 on commercial companies as amended; and

(iv)                              commissaire appointed under the Grand-Ducal Decree dated 24 May 1935 or under Articles 593 to 614 of the Luxembourg Commercial Code;

(c)                                  a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), liquidation, composition with creditors (concordat preventif. de faillite), moratorium or reprieve from payment (sursis de paiement) and controlled management (gestion controlee); and

(d)                                 a person being unable to pay his debt includes that person being in a state of cessation of payments (cessation de paiements).

2.                                      FACILITY

2.1                               Facility

Subject to the terms of this Agreement, the Lenders make available to the Company a US Dollar term loan facility in an aggregate amount equal to the Total Commitments.

2.2                               Nature of a Finance Party’s rights and obligations

Unless all the Finance Parties agree otherwise:

(a)                                  the obligations of a Finance Party under the Finance Documents are several;

(b)                                 failure by a Finance Party to perform its obligations does not affect the obligations of any other Party under the Finance Documents;

(c)                                  no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

(d)                                 the rights of a Finance Party under the Finance Documents are separate and independent rights;

(e)                                  a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights; and

(f)                                    a debt arising under the Finance Documents to a Finance Party is a separate and independent debt.

3.                                      PURPOSE

3.1                               Purpose

The Company shall apply all amounts borrowed by it under the Facility towards:

(a)                                  financing the direct or indirect purchase or acquisition of up to 100 per cent. of the Target Shares pursuant to the Merger Agreement;

(b)                                 financing the cancellation of any option to purchase Target Shares and payments to the holders of any incentive award or other right relating to, or the value of which is based on the value of, the Target Shares;

(c)                                  financing the purchase price payable in respect of any Target Shares acquired pursuant to any statutory merger following successful completion of the Offer, in accordance with the terms of the Merger Agreement;

(d)                                 the refinancing of Financial Indebtedness of the Target Group; and

(e)                                  financing the payment of fees, costs and expenses incurred by the Company and any other member of the Group in connection with the Acquisition and the other transactions contemplated by the Merger Agreement and the Finance Documents.

3.2                               No obligation to monitor

No Finance Party is bound to monitor or verify the utilisation of the Facility.

4.                                      CONDITIONS PRECEDENT

4.1                               Initial conditions precedent

No Utilisation Request may be given until the Facility Agent has notified the Company and the Lenders that it has received all of the documents and evidence set out in Schedule 2 (Conditions Precedent Documents) in form and substance satisfactory to the Facility Agent acting reasonably.  The Facility Agent must give this notification to the Company and the Lenders promptly upon being so satisfied.

4.2                               Loans

(a)                                  Subject to Clause 4.1 (Initial conditions precedent), during the Availability Period the Lenders will only be obliged to participate in a Loan if on the date of the Utilisation Request and on both the proposed Utilisation Date:

(i)                                     no Major Event of Default has occurred and is continuing or would result from the proposed Loan;

(ii)                                  all the Major Representations are true and correct and will be true and correct immediately after the proposed Loan; and

(iii)                               no Change of Control has occurred.

(b)                                 During the Availability Period (save in circumstances where, pursuant to paragraph (a) above, a Lender is not obliged to participate in a Loan and subject as provided in Clause 7.1 (Mandatory prepayment — illegality), none of the Finance Parties shall be entitled to:

(i)                                     cancel any of its Commitments to the extent to do so would prevent or limit the making of a Loan;

(ii)                                  rescind, terminate or cancel this Agreement or the Facility or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have to the extent to do so would prevent or limit the making of a Loan;

(iii)                               refuse to participate in the making of a Loan;

(iv)                              exercise any right of set-off or counterclaim in respect of a Loan to the extent to do so would prevent or limit the making of a Loan;

(v)                                 cancel, accelerate or cause repayment or prepayment of any amounts owing hereunder or under any other Finance Document to the extent to do so would prevent or limit the making of a Loan, or

(vi)                              make or enforce any claims it may have under the Finance Documents if the effect of making or enforcing such claim would prevent or limit the making of a Loan.

provided that immediately upon the expiry of the Availability Period all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the Availability Period.

4.3                               Maximum number of Loans

Unless the Facility Agent agrees, a Utilisation Request may not be given, if as a result, there would be more than 10 Loans outstanding.

5.                                      UTILISATION — LOANS

5.1                               Giving of Utilisation Requests

(a)                                  The Company may borrow the Facility by giving to the Facility Agent a duly completed Utilisation Request.

(b)                                 Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Utilisation Request is 09.30 a.m., one Business Day before the Rate Fixing Day for the proposed borrowing.

(c)                                  A Utilisation Request is irrevocable.

5.2                               Completion of Utilisation Requests

Each Utilisation Request will not be regarded as having been duly completed unless:

(a)                                  the Utilisation Date is a Business Day falling within the Availability Period;

(b)                                 the amount of the Loan requested is:

(i)                                     a minimum (and an integral multiple) of US$10,000,000, or, if less the Available Facility;

(ii)                                  the maximum undrawn amount available under the Facility on the proposed Utilisation Date; and

(iii)                               such other amount as the Facility Agent may agree; and

(c)                                  the proposed Interest Period complies with this Agreement.

Only one Loan may be requested in each Utilisation Request.

5.3                               Advance of Loans

(a)                                  The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

(b)                                 The amount of each Lender’s share of a Loan will be its Pro Rata Share on the proposed Utilisation Date.

(c)                                  No Lender is obliged to participate in a Loan if, as a result.

(i)                                     its share in that Loan would exceed its Commitment; or

(ii)                                  that Loan would exceed the Total Commitments.

(d)                                 If the conditions set out in this Agreement have been met, each Lender shall make its share in each Loan available by the Utilisation Date through its Facility Office.

5.4                               Currency

A Loan may only be denominated in US Dollars.

6.                                      REPAYMENT

(a)                                  The Company must repay each Loan in full on the Final Maturity Date.

(b)                                 The Company may, no later than the date falling one month before the Original Final Maturity Date, deliver to the Facility Agent an Extension Request, requesting that the Lenders extend the Original Final Maturity Date to the Extended Final Maturity Date.  The Facility Agent shall forward the Extension Request to the Lenders and each Lender shall, at its sole discretion, accept or decline such request not later than the date falling five Business Days after the date on which the Extension Request is received by that Lender.

(c)                                  If any Lender declines the request set out in an Extension Request or does not respond to the request within the relevant period in paragraph (a) above, the Facility Agent shall promptly inform the

Company that the relevant Lender has declined the request and the Company shall, on the Original Final Maturity Date, repay that part of the Loans owing to such Lender.  If any Lender agrees to the request set out in an Extension Request, the Facility Agent shall promptly inform the Company of such decision by such Lender and the Final Maturity Date in respect of that part of the Loans owing to such Lender shall (subject to the payment of the Extension Fee to that Lender) be extended to the Extended Final Maturity Date.

7.                                      PREPAYMENT AND CANCELLATION

7.1                               Mandatory prepayment — illegality

(a)                                  A Lender must notify the Facility Agent and the Company promptly if it becomes aware that it is unlawful in any applicable jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan.

(b)                                 After notification under paragraph (a) above the Facility Agent must notify the Company and:

(i)                                     if that Lender requests, the Company must repay or prepay the share of that Lender’s participation in any Loan on the date specified in paragraph (c) below; and

(ii)                                  the Commitment of that Lender will be immediately cancelled.

(c)                                  The date for repayment or prepayment of a Lender’s share in any Loan will be:

(i)                                     the last day of the current Interest Period for each Loan; or

(ii)                                  if earlier, the date specified by the Lender in the notification delivered to the Facility Agent under paragraph (a) above and which must not be earlier than the last day of any applicable grace period allowed by law.

7.2                               Mandatory prepayment — Change of Control or Ratings Downgrade

(a)                                  Subject to any confidentiality restrictions, the Company must promptly notify the Facility Agent if it becomes aware of any Change of Control or Ratings Downgrade or any event which would be reasonably likely to result in a Change of Control or Ratings Downgrade.

(b)                                 After a Change of Control or a Ratings Downgrade, the Facility Agent must, by notice to the Company:

(i)                                     cancel the Total Commitments; and

(ii)                                  declare all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents, to be immediately due and payable.

Any such notice will take effect in accordance with its terms.

7.3                               Mandatory Prepayment — Takeout Financing

(a)                                  For the purposes of this Clause 7.3, Takeout Financing means any public or private issue, sale or offering of any domestic or international debt or equity (or equity-linked) capital or bank market security or any other debt issuance or borrowing, in each case by any member of the Group to or from any person which is not a member of the Group, but excluding:

(i)                                     export credit agency backed bilateral loans to finance capital expenditure up to a maximum aggregate amount of US$ 500,000,000;

(ii)                                  bilateral trade credit lines entered into in the ordinary course of trading for East Metals S.A. or its successor company domiciled in Geneva or Lugano and Russian Mills (namely NTMK, ZSMK and NKMK) up to a maximum aggregate amount of US$ 600,000,000;

(iii)                               any Take-out Financing in respect of Vitkovice Steel up to a maximum aggregate amount of US$ 200,000,000, provided that such financing is not syndicated to any non-Czech banks or Czech branches of non-Czech banks which, in each case, do not participate in the current financing in respect of Vitkovice Steel;

(iv)                              any financing to fund redemption of call options and payments in relation to the squeeze-out of minorities in respect of Highveld up to a maximum aggregate amount of up to US$ 300,000,000, provided that such financing is privately placed only and is not sold within the European syndicated bank debt market;

(v)                                 the incurrence of debt under any undrawn commitment of any facility or other arrangement for the provision of financial indebtedness of any member of the Group existing at the date of this Agreement and disclosed in writing to the Lenders prior to the date of this Agreement;

(vi)                              rollovers of the commercial paper under the Group’s commercial paper programmes existing at the date of this Agreement;

(vii)                           the re-negotiation of any of the Group’s other bilateral bank debt facilities not described in subparagraphs (i) to (vi) above existing at the date of this Agreement;

(viii)                        any counter-indemnity granted by any member of the Group in favour of financial institutions issuing guarantees or letter of credit in favour of minority shareholders in companies which are Subsidiaries of the Company whose shares are to be compulsorily acquired by a member of the Group pursuant to Russian law; and

(ix)                                any financing arrangement entered into for cash management purposes involving the provision by a financier of short term loans to the Guarantor in amounts approximately equal to or less than the quarterly projected dividends payable to the Guarantor from its Subsidiaries where (A) such loans are to be repaid at or around the time the relevant quarterly dividend payments are received by the Guarantor out of the proceeds of those dividend payments and (B) no security interests will be granted by any member of the Group in respect of such loans and no guarantees, rights of set-off or other rights of recourse will be exercisable against any member of the Group in relation to such loans other than the Guarantor.

(b)                                 Subject to paragraph (d) below, the Company must ensure that an amount equal to the US Dollar Equivalent (calculated at the date of receipt) of the Net Proceeds of any Takeout Financing is applied in prepayment of the Loans.

(c)                                  Any prepayment of a Loan must be made either on or before the last day of an Interest Period for the relevant Loan during which the proceeds of the relevant Takeout Financing was received by the Group or, at the Company’s election, paid into a Holding Account pursuant to Clause 7.5 (Holding Account).

(d)                                 Paragraph (a) shall not apply where (but only to the extent) the proceeds of any such financing constitute Trapped Cash.  The Company shall use all commercially reasonable endeavours to make all Net Proceeds required to be prepaid under this Clause 7.3 available in a manner which would not result in these proceeds constituting Trapped Cash.

7.4                               Mandatory Prepayment — disposals

(a)                                  Subject to paragraphs (c) below and (d) below, the Company must ensure that an amount equal to the US Dollar Equivalent (calculated at the date of payment) of the Net Proceeds of a disposal of any Material Asset is applied in prepayment of any outstanding Loans.

(b)                                 Any prepayment of a Loan must be made either on or before the last day of an Interest Period for the relevant Loan during which the proceeds of the relevant disposal were received by the Group or, at its election, paid into the Holding Account pursuant to Clause 7.5 (Holding Account).

(c)                                  Paragraph (a) shall not apply:

(i)                                     where (but only to the extent that) the proceeds of such disposal constitute Trapped Cash; or

(ii)                                  where (but only to the extent that) the relevant member of the Group is contractually required by the terms (in force as at the date of this Agreement) of any arrangement providing for Financial Indebtedness to apply any amount of these proceeds in repayment of any Financial Indebtedness under that arrangement.

(d)                                 If at the time of making the relevant disposal the Company has notified the Facility Agent that an amount of the Net Proceeds are to be applied within 90 days of the receipt thereof in the acquisition of other assets comparable or superior as to type, value or quality, it must pay (or procure the payment of) an amount equal to the US Dollar Equivalent (calculated at the date of payment) of that amount into the Holding Account following receipt of the relevant Net Proceeds by the Group (which amount shall be available for withdrawal in accordance with Clause 7.5(c) (Holding Account)).

(e)                                  The Company shall use all commercially reasonable endeavours to make all Net Proceeds required to be prepaid under this Clause 7.4 available in a manner which would not result in these proceeds constituting Trapped Cash.

7.5                               Holding Account

(a)                                  The Company:

(i)                                     may at its option elect to pay the amount equal to the US Dollar Equivalent of any Net Proceeds required to be applied in prepayment of the Loans in accordance with Clause 7.3 (Mandatory Prepayment — Takeout Financing) and Clause 7.4(a) (Mandatory Prepayment — disposals) into the Holding Account following receipt of the relevant Net Proceeds by the Group; and

(ii)                                  shall (in the case of any Net Proceeds referred to in Clause 7.4(d)) pay the amount equal to the US Dollar Equivalent of those Net Proceeds into the Holding Account in accordance with the terms of that Clause.

(b)                                 The Company irrevocably authorises the Facility Agent to apply amounts credited to the Holding Account (other than pursuant to Clause 7.4(d)) to repay each Loan required to be prepaid by such amounts on the last day of the current Interest Period for that Loan.  The Company further irrevocably authorises the Facility Agent to apply such amounts credited to the Holding Account:

(i)                                     which have not been applied by the earlier of (A) six months of receipt of the relevant Net Proceeds (or, in the case of Net Proceeds credited to the Holding Account pursuant to Clause 7.4(d), by the date falling 90 days from the date of receipt of the relevant Net Proceeds) and (B) the Final Maturity Date in prepayment of the Loans; and

(ii)                                  while an Event of Default has occurred and is continuing, in or towards satisfaction of amounts then owing under the Finance Documents.

(c)                                  No withdrawals may be made from the Holding Account other than under paragraph (b) above and the payment of interest under paragraph (d) below, provided that the Facility Agent will, during the period of 90 days from receipt of the relevant Net Proceeds, at the request of the Company withdraw and pay to (or to the order of) the Company amounts representing Net Proceeds credited to the Holding Account in accordance with Clause 7.4(d) at the time those Net Proceeds are required to be applied in making the relevant acquisition.

(d)                                 The Facility Agent acknowledges and agrees that interest shall accrue on amounts standing to the credit of the Holding Account at normal commercial rates and that the account holder shall be entitled to receive such interest (which shall be paid in accordance with the mandate relating to such account) unless an Event of Default has occurred and is continuing.

(e)                                  For the purposes of this Clause 7, the Holding Account means an account of the Company held with the Facility Agent in London and subject to a Security Interest in favour of the Lenders in form and substance reasonably satisfactory to the Facility Agent.

7.6                               Voluntary prepayment

(a)                                  At any time prior to the Original Maturity Date the Company may, by giving not less than ten Business Days’ prior notice to the Facility Agent, prepay up to US$1,000,000,000 of the Loans.  Thereafter, no amount of any Loan may be voluntarily prepaid.

(b)                                 A prepayment of part of a Loan must be in a minimum amount and an integral multiple of US$10,000,000.

7.7                               Automatic cancellation

The Commitment of each Lender will be automatically cancelled at the close of business on the last day of the Availability Period.

7.8                               Voluntary cancellation

(a)                                  The Company may by giving not less than ten Business Days’ prior notice to the Facility Agent, cancel the unutilised amount of the Total Commitments in whole or in part.

(b)                                 Partial cancellation of the Total Commitments must be in a minimum amount and an integral multiple of US$10,000,000.

(c)                                  Any cancellation in part will be applied against the Commitment of each Lender pro rata.

7.9                               Right of repayment and cancellation of a single Lender

(a)                                  If the Company is, or will be, required to pay to a Lender:

(i)                                     a Tax Payment; or

(ii)                                  an Increased Cost,

the Company may, while the requirement continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.

(b)                                 After notification under paragraph (a) above:

(i)                                     the Company must repay or prepay that Lender’s share in any relevant Loan on the date specified in paragraph (c) below; and

(ii)                                  the Commitment of that Lender will be immediately cancelled.

(c)                                  The date for repayment or prepayment of a Lender’s share in the relevant Loan will be:

(i)                                     on the last day of the current Interest Period for that Loan; or

(ii)                                  if earlier, on the date specified by the Company in its notification.

7.10                        Partial prepayment of Loans

No amount of any Loan prepaid under this Agreement may subsequently be re-borrowed.  Any voluntary or mandatory partial prepayment of the Loans must be applied pro rata against the Loans.

7.11                        Miscellaneous provisions

(a)                                  Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Loans and Commitments.  The Facility Agent must notify the Lenders promptly of receipt of any such notice.

(b)                                 All prepayments under this Agreement must be made with accrued interest on the amount prepaid.  No premium or penalty is payable in respect of any prepayment except for Break Costs.

(c)                                  The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

(d)                                 No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

(e)                                  No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

8.                                      INTEREST

8.1                               Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum equal to the aggregate of the applicable:

(a)                                  Margin;

(b)                                 LIBOR; and

(c)                                  Mandatory Cost (if any).

8.2                               Payment of interest

Except where it is provided to the contrary in this Agreement, the Company must pay accrued interest on any Loan on the last day of each Interest Period and also, if the Interest Period is longer than six months, on the dates falling at six monthly intervals after the first day of that Interest Period.

8.3                               Default Interest

(a)                                  If an Obligor fails to pay any amount payable by it under the Finance Documents on its due date, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before and after judgment.

(b)                                 Interest on an overdue amount is payable at a rate determined by the Facility Agent to be two per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably).

(c)                                  If any overdue amount consists of all or part of a Loan and becomes due and payable before the last day of an Interest Period for that Loan, then:

(i)                                     the first Interest Period for that overdue amount will be the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                  the rate of interest on the overdue amount for that first Interest Period will be one per cent. per annum above the rate which would have applied if the overdue amount had not become due.

(d)                                 Default interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4                               Notification of rates of interest

The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

9.                                      INTEREST PERIODS

9.1                               Selection

(a)                                  During the Syndication Period, each Loan will have successive Interest Periods of one month or less or such other period agreed between the Facility Agent and the Company and any Interest Period which would end beyond the Syndication Date shall end on the Syndication Date.

(b)                                 Following the Syndication Period, the Company may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if any Loan has already been borrowed) in a Selection Notice.

(c)                                  Each Selection Notice is irrevocable and must be delivered to the Facility Agent by the Company to which that Loan was made not later than 9.30 a.m. one Business Day before the Rate Fixing Day for the proposed Interest Period.

(d)                                 If the Company fails to deliver a Selection Notice to the Facility Agent in accordance with paragraph (c) above, the relevant Interest Period will be three months.

(e)                                  Subject to this Clause 9, the Company may select an Interest Period of one, two, three or six months or any other period agreed between the Company and the Facility Agent (acting on the instructions of all the Lenders).

9.2                               No overrunning the Final Maturity Date

If an Interest Period would otherwise overrun the Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date.

9.3                               Consolidation of Loans

(a)                                  If Interest Periods for two or more Loans end on the same date, those Loans will, unless the Company specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

(b)                                 Subject to Clause 4.3 (Maximum number of Loans) if the Company requests in a Selection Notice that a Loan be divided into two or more Loans, that Loan will, on the last day of its Interest Period, be so divided into the amounts specified in that Selection Notice, being an aggregate amount equal to the amount of the Loan immediately before its division and with each individual Loan being in a minimum amount of US$10,000,000.

9.4                               Other adjustments

The Facility Agent and the Company may enter into such other arrangements as they may agree for the adjustment of Interest Periods but no Interest Period in excess of six months may be agreed by the Facility Agent without the prior consent of all of the Lenders.

9.5                               Notification

The Facility Agent must notify each relevant Party of the duration of each Interest Period promptly after ascertaining its duration.

10.                               MARKET DISRUPTION

10.1                        Failure of a Reference Bank to supply a rate

If LIBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 12.00 noon on a Rate Fixing Day, the applicable LIBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

10.2                        Market disruption

(a)                                  In this Clause, Market Disruption Event means:

(i)                                     at or about noon on the Rate Fixing Day for the relevant Interest Period the Screen Rate is not available and no, or only one, Reference Bank supplies a rate to determine LIBOR for US Dollars for the relevant Interest Period; or

(ii)                                  the Facility Agent receives before close of business in London on the Rate Fixing Day for the relevant Interest Period notification from a Lender or Lenders (whose shares in the relevant Loan exceed 50 per cent. of that Loan) that the cost to it or them of obtaining matching deposits in the relevant interbank market would be in excess of LIBOR for the relevant Interest Period.

(b)                                 If a Market Disruption Event occurs in relation to a Loan for any Interest Period, the rate of interest on each Lender’s share in the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)                                     the Margin;

(ii)                                  the rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in any Loan from whatever source it may reasonably select; and

(iii)                               the Mandatory Cost, if any, applicable to that Lender’s participation in the relevant Loan.

10.3                        Alternative basis of interest or funding

(a)                                  If a market disruption event occurs and the Facility Agent or the Company so requires, the Company and the Facility Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan.

(b)                                 Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

11.                               TAXES

11.1                        General

In this Clause:

Tax Credit means a credit against any Tax or any relief or remission for, or repayment of, any Tax.

11.2                        Tax gross-up

(a)                                  Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                                 If an Obligor is aware that it must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify the Facility Agent.  The Facility Agent must then promptly notify the affected Finance Party.

(c)                                  If a Tax Deduction is required by law to be made by an Obligor or the Facility Agent, the amount of the payment due from that Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                                 If an Obligor is required to make a Tax Deduction, it must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(e)                                  Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Obligor making that Tax Deduction must deliver to the Facility Agent for the relevant Finance Party evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(f)                                    If, as a result of any change in the law (or any published practice or concession of any relevant tax authority) of Luxembourg or (as the case may be) Cyprus after the date of this Agreement, an Obligor making a payment becomes required by law to make a Tax Deduction from a payment made by it under a Finance Document, the relevant Finance Party shall on receipt of reasonable notice from the relevant Obligor co-operate with such Obligor in completing any procedural formalities necessary for that Obligor to, or for that Obligor to obtain authorisation to, make that payment without a Tax Deduction.

11.3                        Tax indemnity

(a)                                  Except as provided below, the Company must indemnify a Finance Party against any loss or liability which that Finance Party (in good faith) determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

(b)                                 Paragraph (a) above does not apply to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

(i)                                     that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)                                  that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party.  However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

(c)                                  A Finance Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Company of the event which will give, or has given, rise to the claim.

11.4                        Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party (in its absolute discretion) determines that:

(a)                                  a Tax Credit is attributable to that Tax Payment; and

(b)                                 the Finance Party (or an Affiliate of that Finance Party) has used and retained that Tax Credit,

the Finance Party must pay an amount to the Obligor which that Finance Party determines (in good faith) will leave it (after that payment) in the same after-tax position as it would have been if the Tax Payment had not been required to be made by that Obligor.

11.5                        Stamp taxes

The Company must pay and indemnify within five Business Days of demand each Finance Party against any stamp duty, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, (except for any such Tax payable in connection with the entry into a Transfer Certificate).

11.6                        Value added taxes

(a)                                  All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any value added tax or any Tax of a similar nature (VAT).  Subject to paragraph (b) below, if VAT is properly chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and any such Finance Party shall promptly provide an appropriate VAT invoice to such Party.

(b)                                 If VAT is chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) in connection with a Finance Document, and any Party is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier, such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT.  The Recipient will pay to that Party an amount equal to any credit or repayment due to it (if any) (or to any other member of any group of which it is a member for VAT purposes) from the relevant tax authorities which it (acting reasonably) determines relates to the VAT chargeable on that supply.

(c)                                  Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party (acting reasonably) determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

12.                               INCREASED COSTS

12.1                        Increased Costs

Except as provided below in this Clause, the Company must pay to a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(a)                                  the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation; or

(b)                                 compliance with any law or regulation made after the date of this Agreement.

12.2                        Exceptions

The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is:

(a)                                  attributable to a Tax Deduction required by law to be made by an Obligor;

(b)                                 compensated for under Clause 11.3 (Tax indemnity) or would have been compensated for under Clause 11.3 (Tax indemnity) but that the exclusions in paragraph (b) of Clause 11.3 (Tax indemnity) applied;

(c)                                  compensated for by the payment of the Mandatory Cost;

(d)                                 attributable to the wilful breach by a Finance Party or its Affiliate of any law or regulation; or

(e)                                  attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

12.3                        Claims

(a)                                  A Finance Party intending to make a claim for an Increased Cost must notify the Facility Agent of the circumstances giving rise to and the amount of the claim, following which the Facility Agent will promptly notify the Company.

(b)                                 Each Finance Party must, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Cost.

13.                               MITIGATION

13.1                        Mitigation

(a)                                  Each Finance Party must, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

(i)                                     any Tax Payment or Increased Cost being payable to that Finance Party;

(ii)                                  that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality; or

(iii)                               that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank,

including (but not limited to) transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

(b)                                 Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

(c)                                  The Company must indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it under this Subclause.

(d)                                 A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

13.2                        Conduct of business by a Finance Party

No term of this Agreement will:

(a)                                  interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(b)                                 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

(c)                                  oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

14.                               PAYMENTS

14.1                        Place

Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account at such office or bank as it may notify to that Party for this purpose by not less than five Business Days’ prior notice.

14.2                        Funds

Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in that currency in the place for payment.

14.3                        Distribution

(a)                                  Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank as it may notify to the Facility Agent for this purpose by not less than five Business Days’ prior notice.

(b)                                 The Facility Agent may apply any amount received by it for an Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c)                                  Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it.  However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount.  If it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.

14.4                        Currency

(a)                                  Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause.

(b)                                 Amounts payable in respect of Taxes, fees, costs and expenses are payable in the currency in which they are incurred.

(c)                                  Each other amount payable under the Finance Documents is payable in US Dollars.

14.5                        No set-off or counterclaim

All payments made by an Obligor under the Finance Documents must be calculated and made without (and free and clear of any deduction for) set-off or counterclaim.

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14.6                        Business Days

(a)                                  If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Facility Agent determines is market practice.

(b)                                 During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

14.7                        Partial payments

(a)                                  If any Administrative Party receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Administrative Party must apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

(i)                                     first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties under the Finance Documents;

(ii)                                  secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;

(iii)                               thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

(iv)                              fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                                 The Facility Agent must, if so directed by the Majority Lenders, vary the order set out in subparagraphs (a)(ii) to (iv) above.

(c)                                  This Subclause will override any appropriation made by an Obligor.

14.8                        Timing of payments

If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

14.9                        Disruption to Payment Systems etc.

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Company that a Disruption Event has occurred:

(a)                                  the Facility Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;

(b)                                 the Facility Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

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(c)                                  the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)                                 any such changes agreed upon by the Facility Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 25 (Amendments and Waivers);

(e)                                  the Facility Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence or any other category of liability whatsoever but not including any claim based on the gross negligence or fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 14.9; and

(f)                                    the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

15.                               GUARANTEE AND INDEMNITY

15.1                        Guarantee and indemnity

The Guarantor irrevocably and unconditionally:

(a)                                  guarantees to each Finance Party punctual performance by the Company of all of the Company’s obligations under the Finance Documents;

(b)                                 undertakes with each Finance Party that whenever the Company does not pay any amount when due under or in connection with any Finance Document, it shall immediately on demand by the Facility Agent pay that amount as if it was the principal obligor; and

(c)                                  indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal.  The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

15.2                        Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

15.3                        Reinstatement

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)                                  the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)                                 each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

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15.4                        Waiver of defences

The obligations of the Guarantor under this Clause 15 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 15 (without limitation and whether or not known to it or any Finance Party) including:

(a)                                  any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)                                 the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)                                  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)                                 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)                                  any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (however fundamental and of whatsoever nature) or replacement of a Finance Document or any other document or security;

(f)                                    any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)                                 any insolvency or similar proceedings.

15.5                        Guarantor Intent

Without prejudice to the generality of Clause 15.4 (Waiver of defences), the Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

15.6                        Immediate recourse

The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 15.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

15.7                        Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

37

(a)                                  refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)                                 hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Clause 15.

15.8                        Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)                                  to be indemnified by an Obligor;

(b)                                 to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents; and/or

(c)                                  to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

16.                               REPRESENTATIONS AND WARRANTIES

16.1                        Representations and warranties

The representations and warranties set out in this Clause are made by each Obligor or (where specifically stated) the Company to each Finance Party.

16.2                        Status

(a)                                  It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)                                 It and each of the other Material Companies have the power to own its assets and carry on its business as it is being conducted.

16.3                        Binding obligations

Subject to any general principles of applicable law limiting its obligations, the obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable in accordance with its terms.

16.4                        Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not and will not conflict with:

(i)                                     any law or regulation applicable to it;

(ii)                                  the constitutional documents of any Material Company; or

38

(iii)                               in any material respect, any agreement or instrument binding upon any Material Company or any assets of any Material Company,

or require any Material Company to enter into any Security Interests in favour of a third party not permitted by the terms of this Agreement.

16.5                        Borrowing limits

In the case of the Company only, the entry into and performance by each Obligor of the Finance Documents to which each Obligor is, or will be a party, do not and will not cause any borrowing or guarantee limit or restriction on it to be exceeded or violated.

16.6                        Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

16.7                        Validity and admissibility in evidence

All Authorisations required:

(i)                                     to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(ii)                                  to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation (other than, in the case of the Company, the notarisation of a translation of the Finance Documents), have been obtained or effected and are in full force and effect.

16.8                        Governing law and enforcement

(a)                                  The choice of English law as the governing law of any Finance Document will be recognised and enforced in its jurisdiction of incorporation.

(b)                                 Subject to compliance with the Council Regulation (EC) NO.44/2001 of 22 December 2000 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, as construed and applied by the courts of its jurisdiction of incorporation, any judgment obtained in England in relation to any Finance Document will be recognised and enforced in its jurisdiction of incorporation.

16.9                        Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

16.10                 Compliance with Tax obligations

Save as disclosed in a letter from the Company to the Finance Parties dated on or prior to the date of this Agreement, no Tax claims are being or are likely to be assessed against any member of the Group which are not provided for in its last audited accounts other than those being contested in good faith by appropriate proceedings and which do not exceed in aggregate US$20,000,000 (or its equivalent).

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16.11                 No filing or stamp taxes

Under the laws of its jurisdiction of incorporation it is not necessary that any Finance Document be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to any Finance Document or the transactions contemplated by the Finance Documents.

16.12                 Business in compliance with laws

In the case of the Company only, each member of the Group is conducting its business and operations in material compliance with all laws applicable to it.

16.13                 No default

In the case of the Company only:

(a)                                  no Event of Default is continuing or might reasonably be expected to result from the making of a Loan; and

(b)                                 no other event or circumstance is continuing which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which might reasonably to be expected to have a Material Adverse Effect.

16.14                 No misleading information

In the case of the Company only:

(a)                                  any factual information provided by any member of the Group to any Finance Party for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated;

(b)                                 any financial projection contained in the Information Memorandum has been prepared on the basis of recent historical information and on the basis of reasonable assumptions; and

(c)                                  nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the information Memorandum being untrue or misleading in any material respect.

16.15                 Financial statements

In the case of the Company only:

(a)                                  each set of financial statements delivered to the Facility Agent under this Agreement (being at the date of this Agreement the Original Financial Statements) have been prepared in accordance with IFRS consistently applied;

(b)                                 each set of financial statements delivered to the Facility Agent under this Agreement (being at the date of this Agreement the Original Financial Statements) fairly represent the consolidated financial condition and operations of the relevant Obligor during the relevant period to which they relate; and

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(c)                                  there has been no material adverse change in the business or consolidated financial condition of the Group since the date of the financial statements most recently delivered to the Facility Agent under this Agreement.

16.16                 Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

16.17                 No proceedings pending or threatened

Save as disclosed in the prospectus dated 7 November 2005 in relation to the US$750,000,000 8.25% guaranteed notes due 2015 issued by the Company, no litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes have been started or (to the best of its knowledge)) threatened against it or any of its Subsidiaries before any court, arbitral body or agency which might reasonably be expected to be adversely determined against it or any Subsidiary and which, if so adversely determined, might reasonably be expected to have a Material Adverse Effect.

16.18                 Insolvency

In the case of the Company only, no Material Company is subject to any proceedings of the type mentioned in Clause 19.8 (Insolvency) or 19.9 (Insolvency proceedings).

16.19                 Immunity

In the case of the Company only:

(a)                                  the execution by it of each Finance Document to which each Obligor is a party constitutes, and the exercise by each Obligor of its rights and performance of its obligations under each such Finance Document shall constitute, private and commercial acts performed for private and commercial purposes; and

(b)                                 each Obligor shall not be entitled to claim immunity from suit, execution, attachment or other legal proceedings taken in its jurisdiction of incorporation in relation to any Finance Document.

16.20                 Environmental matters

In the case of the Company only:

(a)                                  it and each of its Subsidiaries is in compliance with all applicable laws relating to:

(i)                                     the pollution of the air, sea, ground and land (including ground and sub-surface water and the subsoil); and

(ii)                                  the generation, transportation, storage, treatment and disposal of substances which are likely to cause harm to man or damage to the air, ground or land,

which, in each case, if not complied with, would be reasonably likely to have a Material Adverse Effect or result in any liability for any Finance Party; and

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(b)                                 there are no actions, claims, enquiries, investigations or proceedings outstanding against it or any of its Subsidiaries arising from any actual or potential breach of such laws which is reasonably likely to have a Material Adverse Effect or result in any liability for any Finance Party.

16.21                 No Moratorium

In the case of the Company only, to the best of its knowledge and belief, no Material Company is subject to any debt rescheduling arrangements (sovereign or otherwise), expropriation or moratorium or, in each case, any negotiations in respect thereof.

16.22                 No breach of laws

In the case of the Company only:

(a)                                  no Material Company has breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect; and

(b)                                 no labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or, would be reasonably likely to have, a Material Adverse Effect.

16.23                 Security and Financial Indebtedness

In the case of the Company only:

(a)                                  no Security Interests exist over all or any of the present or future assets of any Material Company other than as permitted by this Agreement; and

(b)                                 no Material Company has any Financial Indebtedness outstanding other than as permitted by this Agreement.

16.24                 Good title to assets

In the case of the Company only, each Material Company has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted, save to the extent that failure to hold such good title, such valid  licences and leases or such appropriate Authorisations does not have and is not reasonably likely to have a Material Adverse Effect.

16.25                 No adverse consequences

In the case of the Company only, it is not necessary under the laws of its jurisdiction of incorporation:

(a)                                  in order to enable any Finance Party to enforce its rights under any Finance Document; or

(b)                                 by reason of the execution of any Finance Document or the performance by each Obligor of its obligations under any Finance Document,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in the jurisdiction of incorporation of each Obligor.

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16.26                 Repetition

(a)                                  The representations and warranties set out in this Clause are made by each Obligor or (where applicable) the Company on the date of this Agreement except for the representations and warranties set out in Clause 16.14 (No misleading information) which are deemed to be made on the date the Company approves the Information Memorandum.

(b)                                 The representations and warranties in Clause 16.14 (No misleading information) are deemed to be made by the Company on the Syndication Date.

(c)                                  The representations and warranties set out at Clauses 16.2 (Status) to 16.8 (Governing law and enforcement), 16.13(a) (No default), 16.15 (Financial statements), 16.17 (No proceedings pending or threatened) and 16.18 (Insolvency) are deemed to be repeated by each Obligor, or (where applicable) the Company on the date of each Utilisation Request, on the first day of each Interest Period, on the date of issue of any Extension Request and, if an Extension Request is accepted by any Lender, on the Original Final Maturity Date.

(d)                                 When a representation and warranty is repeated, it is applied to the circumstances existing at the time of repetition.

17.                               INFORMATION COVENANTS

The undertakings in this Clause 17 remain in force from the date of this Agreement for so long as any amount outstanding under the Finance Documents or any Commitment is in force.

17.1                        Financial information

The Company undertakes that it shall deliver to the Facility Agent:

(a)                                  its audited annual consolidated financial statements and the audited annual consolidated financial statements of the Guarantor, in each case prepared in accordance with IFRS consistently applied, within 180 days of the end of the financial year to which such statements relate;

(b)                                 its unaudited semi-annual consolidated financial statements and the unaudited semi-annual consolidated financial statements of the Guarantor, in each case approved by the board of directors of the Company or as applicable the Guarantor, and prepared in accordance with IFRS consistently applied, within 150 days of the end of the period to which such statements relate; and

(c)                                  any other interim or quarterly consolidated financial statements of the Company or the Guarantor, in each case which the Company or, as the case may be, the Guarantor elects in its sole discretion to prepare, in each case prepared in accordance with IFRS consistently applied, within 150 days of the end of the period to which such statements relate.

17.2                        Compliance certificate

(a)                                  The Company shall supply to the Facility Agent, with each set of financial statements delivered in respect of the Company pursuant to paragraph (a) or (b) of Clause 17.1 (Financial information), a compliance certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate) setting out (in reasonable detail) computations as to compliance with Clause 18.4 (Financial covenants) and certifying that the Company is not in breach of any other obligation under this Agreement as at the date as at which those financial statements were drawn up.

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(b)                                 Each compliance certificate delivered pursuant to paragraph (a) above shall be signed by a person duly authorised by the board of directors of the Company.

17.3                        Requirements as to financial statements

(a)                                  Each set of unaudited financial statements delivered by the Company pursuant to Clause 17.1 (Financial information) shall be certified by a director of the Company on the Company’s or the Guarantor’s behalf as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(b)                                 The Company shall procure that each set of financial statements delivered pursuant to Clause 17.1 (Financial information) is prepared in accordance with IFRS.

17.4                        Information: miscellaneous

The Company shall supply to the Facility Agent (in sufficient copies for all the Lenders) if the Facility Agent so requests:

(i)                                     all documents dispatched by the Company to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(ii)                                  promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect; and

(iii)                               promptly, such further information regarding the financial condition, business and operations of it or any other Material Company as any Finance Party (through the Facility Agent) may reasonably request.

17.5                        Notification of Default

(a)                                  The Company shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)                                 Promptly upon a request by the Facility Agent, the Company shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default has occurred and is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

17.6                        “Know your customer” checks

(a)                                  If:

(i)                                     the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)                                  any change in the status of any Obligor or in the composition of the shareholders of any Obligor after the date of this Agreement; or

(iii)                               a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Facility Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in

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circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Facility Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)                                 Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

18.                               GENERAL COVENANTS

The undertakings in this Clause remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1                        Authorisations

The Company shall promptly:

(i)                                     obtain, comply with and do all that is necessary to maintain in full force and effect; and

(ii)                                  supply certified copies to the Facility Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

18.2                        Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents to which it is a party.

18.3                        Limitation on Security Interests

No Obligor shall, and the Company shall not permit any other Material Company to, directly or indirectly, at any time create, incur, assume or permit to exist any Security Interest, other than a Permitted Security Interest, on any of its assets or any income or profits therefrom, securing any Financial Indebtedness unless, at the same time or prior thereto, the liabilities of the Obligors under this Agreement:

(i)                                     are secured equally and rateably therewith to the satisfaction of the Facility Agent; or

(ii)                                  have the benefit of such other security or other arrangement as the Facility Agent in its absolute discretion shall deem to be not materially less beneficial to the Finance Parties.

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18.4                        Financial covenants

(a)                                  No Obligor shall, and the Company shall not permit any of its Subsidiaries  to, incur any Financial Indebtedness, except that if (A) no Default nor Event of Default shall have occurred and is continuing at the time, or would occur as a consequence, of the incurrence of such Financial Indebtedness (provided that for the purposes of this paragraph (a) no Default with respect to a potential Event of Default falling within Clause 19 (Events of Default) of this Agreement shall be deemed to have occurred unless and until the expiry of the period of 30 days referred to therein) and (B) after giving effect on a pro forma basis to:

(i)                                     the incurrence of such Financial Indebtedness, the incurrence or repayment of any other Financial Indebtedness on or after the first day of the Measurement Period relevant for such calculation and the receipt and application of the proceeds therefrom; and

(ii)                                  the inclusion or exclusion of Consolidated EBITDA associated with any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the incurrence or assumption of Financial Indebtedness) on or after the first day of the Measurement Period relevant for such calculation, provided, however, that any such pro forma Consolidated EBITDA in respect of an Asset Acquisition may only be so included if such pro forma Consolidated EBITDA shall have been derived from financial statements of, or relating to or including, such acquired entity, that have been prepared in accordance with IFRS or with US GAAP, the ratio of Consolidated Indebtedness to 12-Month Consolidated EBITDA is 3:1 or lower:

(A)                              the Company, the Guarantor or a Finance Subsidiary may incur Financial Indebtedness;

(B)                                any Subsidiary (other than the Guarantor or a Finance Subsidiary) of the Company may incur Financial Indebtedness if, after giving effect on a pro forma basis to the incurrence of such Financial Indebtedness, the incurrence or repayment of any Financial Indebtedness of the Company or of the Subsidiaries of the Company on or after the first day of the Measurement Period relevant for such calculation and the receipt and application of the proceeds therefrom, the aggregate amount of all Financial Indebtedness of Subsidiaries of the Company (without duplication (and without limiting the generality of the foregoing, calculating as one item of Financial Indebtedness any Financial Indebtedness in respect of which more than one Subsidiary is an obligor) and excluding (i) Financial Indebtedness of the Guarantor, (ii) Financial Indebtedness of any Subsidiary of the Company incurred pursuant to paragraph (a)(C) and (iii) Financial Indebtedness of a Subsidiary of the Company owing solely to the Company or a Subsidiary of the Company) does not exceed the Subsidiary Indebtedness Threshold; and

(C)                                a Subsidiary of the Company may incur Financial Indebtedness if, within 90 days after such incurrence, such Subsidiary fully and unconditionally guarantees the obligations of the Company under the Finance Documents on terms and conditions substantially identical to those set out in Clause 15 (Guarantee and Indemnity).

(b)                                 The Company shall maintain the ratio of Consolidated Net Indebtedness to 12-Month Consolidated EBITDA at 3:1 or lower, calculated after giving effect on a pro forma basis to (1) the incurrence or repayment of any Financial Indebtedness on or after the first day of the Measurement Period relevant for such calculation and the receipt and application of the proceeds therefrom and (2) the inclusion or exclusion of Consolidated EBITDA associated with any Asset Sales or Asset Acquisitions the first day of the Measurement Period relevant for such calculation, provided however, that any such pro forma Consolidated EBITDA in respect of an Asset Acquisition may only be so included if such

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pro forma Consolidated EBITDA shall have been derived from financial statements of, or relating to or including, such acquired entity, that have been prepared in accordance with IFRS or with US GAAP.

(c)                                  The Company shall maintain a ratio of 12-Month Consolidated EBITDA to 12 Month Consolidated Interest Expense of not less than 3.5:1.

(d)                                 The Company shall procure that the value of the Shareholders’ Equity remains at all times not less than US$2,000,000,000 (or its equivalent).

18.5                        Transactions with Affiliates

No Obligor shall, and the Company will not cause or permit any other Material Company to, directly or indirectly, enter into or make or amend any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company or any of its respective Subsidiaries unless such transaction or series of related transactions is entered into in good faith and in writing and:

(i)                                     such transaction or series of related transactions is on terms that are no less favourable to the Company or the relevant Material Company, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party; and

(ii)                                  with respect to any transaction or series of related transactions involving an aggregate value in excess of EUR30,000,000 (or its equivalent), such transaction or series of related transactions has been approved by a majority of the Disinterested Directors, or in the event there is only one Disinterested Director, by such Disinterested Director, provided, however, that this provision shall not apply to:

(A)                              any employment agreement, collective bargaining agreement or employee benefit arrangements with any officer or director of the Company or any Material Company, including under any stock option or stock incentive plans;

(B)                                payment of customary fees and compensation to employees, officers, directors, consultants or agents;

(C)                                transactions between or among the Company and its Subsidiaries;

(D)                               transactions undertaken pursuant to contractual obligations or rights in existence on the date hereof (as in effect on the date hereof) or any amendment thereto after the date hereof (so long as such amendment is not disadvantageous to the Finance Parties in any material respect in the reasonable opinion of the Company);

(E)                                 transactions with customers, clients, suppliers, purchasers or sellers of goods or services, in each case, in the ordinary course of business and otherwise in compliance with the terms of the Finance Documents which are on terms at least as favourable to the Company or the relevant Material Company, as the case may be, as might reasonably be obtained at such time from an unrelated third party;

(F)                                 sales of Capital Stock (other than Disqualified Capital Stock) of the Company;

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(G)                                sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in a Qualified Securitisation Transaction, and acquisitions of Investments in connection with a Qualified Securitisation Transaction;

(H)                               to the extent otherwise permitted pursuant to the Finance Documents, the payment of a dividend by the Company or its Subsidiaries; and

(I)                                    to the extent otherwise permitted pursuant to the Finance Documents, the repurchase by the Company or a Subsidiary of its Capital Stock pursuant to an offer that is made to all holders of such Capital Stock.

18.6                        Asset Sales

(a)                                  Subject to paragraph (b) below, no Obligor shall, and the Company will not permit any other Material Company to, consummate any Asset Sale, unless the proceeds received by any Material Company, are at least equal to the Fair Market Value of the assets sold or disposed of and an amount equal to such proceeds (less any costs incurred in relation to such Asset Sale) (the Disposal Proceeds) is:

(i)                                     applied to repay permanently any Consolidated Indebtedness (other than Financial Indebtedness subordinated to this Agreement);

(ii)                                  invested in assets of a nature or type that is used or usable in the ordinary course of business of the Company or any of its respective Subsidiaries, being the Core or Related Business;

(iii)                               retained as cash deposited with a bank or invested in Cash Equivalents; and/or

(iv)                              applied to finance the acquisition, merger, reorganisation or other combination of a business of the Group with the business of a person whose business is similar to the Core or Related Business, in each case within 360 days of the date when such proceeds are received; provided that if the Disposal Proceeds are applied pursuant to paragraph (iii), the Company or such Material Company, as the case may be, shall apply or invest the Disposal Proceeds on or prior to the date falling 540 days after the date when such proceeds are received either to (i) repay permanently any Consolidated Indebtedness (other than Financial Indebtedness subordinated to this Agreement), (ii) invest in assets of a nature or type that is used or usable in the ordinary course of business of the Company or any of its Subsidiaries, being the Core or Related Business or (iii) applied to finance the acquisition, merger, reorganisation or other combination of a business of the Group with the business of a person whose business is similar to the Core or Related Business.

(b)                                 Notwithstanding Clause (a) above, no Obligor shall, and the Company will not permit any of its Subsidiaries to lease, sell, sell and leaseback, transfer or otherwise dispose (either in one transaction or in a series of transactions) of any Material Asset to a person which is not a member of the Group without ensuring that Clause 7.4 (Mandatory Prepayment — disposals) is complied with.

18.7                        Mergers and similar transactions

(a)                                  Subject to paragraphs (b) and (c) below, no Obligor shall, and the Company shall not permit any other Material Company to, in each case without the prior written consent of the Facility Agent (which consent may only be given by the Facility Agent if it is of the opinion that to do so will not be materially prejudicial to the interests of the Finance Parties):

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(i)                                     in the case of an Obligor (A) enter into any reorganisation (by way of a merger, accession, division, separation, transformation or other basis or procedure for reorganisation contemplated or as may be contemplated from time to time by the relevant applicable legislation), (B) sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets to any person or (C) permit any person to merge with or into an Obligor;

(ii)                                  in the case of any of the Material Companies of the Company (A) enter into any reorganisation (by way of a merger, accession, division, separation, transformation or other basis or procedure for reorganisation contemplated or as may be contemplated from time to time by the relevant applicable legislation) or (B) sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets.

(b)                                 Paragraph (a) shall not apply to any transactions between an Obligor and any of its respective Subsidiaries provided that:

(i)                                     the relevant Obligor shall be the continuing person, or the person (if other than the relevant Obligor) into which the relevant Obligor is merged or that acquired or leased such property and assets of the relevant Obligor (the Surviving Entity) shall (A) be a company organised and validly existing under the laws of Luxembourg, Cyprus, Russia or a member of the European Union (as the European Union is constituted on the date hereof), (B) expressly assume, by amendment to this Agreement, executed and delivered by such continuing person to the Facility Agent, in form and substance satisfactory to the Facility Agent, the due and punctual payment of the principal of and interest under the Agreement, as the case may be, and the due and punctual performance and observance of all the covenants, conditions and other obligations of the Company and (C) deliver to the Facility Agent an opinion of counsel with respect to such amendment to this Agreement in a form and substance reasonably acceptable to the Facility Agent;

(ii)                                  immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Financial Indebtedness which becomes, or is anticipated to become, an obligation of the relevant Obligor or the Surviving Entity or any Subsidiary thereof as a result of such transaction or series of transactions as having been incurred by the relevant Obligor or the Surviving Entity or such Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default under this Agreement shall have occurred and is continuing;

(iii)                               the relevant Obligor delivers to the Facility Agent an opinion of counsel or tax adviser in form and substance reasonably acceptable to the Facility Agent, to the effect that the Finance Parties in each of the relevant jurisdictions will not recognise income, gain or loss for tax purposes as a result of the merger or sale of assets and such Finance Parties would, after the merger or sale of assets, be subject to taxes on the same amount and in the same manner and at the same times as would have been the case if such merger or sale of assets had not occurred; and

(iv)                              the person (if other than the relevant Obligor) into which the relevant Obligor is merged or that acquired or leased such property and assets of the Company, principally undertakes, in its ordinary course of business prior to the merger, acquisition or lease, as the case may be, a Core or Related Business.

(c)                                  Paragraph (a) shall not apply to any transactions between any of the Subsidiaries of the Company that do not involve any person that is not a Subsidiary of the Company.

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18.8                        Maintenance of Authorisations

Each Obligor shall, and the Company shall procure that each other Material Company shall, take all necessary action to obtain and do or cause to be done all things necessary to ensure the continuance of its corporate existence, its business and intellectual property relating to its business.

18.9                        Maintenance of Property

Each Obligor shall, and the Company shall and shall cause each other Material Company to, cause all property used in the conduct of its or their business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements and improvements thereof all as in the judgment of the Company or the relevant Material Company may be reasonably necessary so that the business carried on in connection therewith may be properly conducted at all times, provided that if the Company or the relevant Material Company remedies any failure to comply with the above within 90 days or any failure relates to property with a value not exceeding US$50,000,000 (or its equivalent), this covenant shall be deemed not to have been breached.

18.10                 Payment of Taxes and other claims

Each Obligor shall, and the Company shall cause each other Material Company to, pay or discharge, or cause to be paid and discharged, before the same shall become overdue and without incurring penalties:

(a)                                  all taxes, assessments and governmental charges levied or imposed upon, or upon the income, profits or assets of that Obligor or other Material Company; and

(b)                                 all lawful claims for labour, materials and supplies which, if unpaid, might by law become a Security Interest (other than a Permitted Security Interest) upon the property of any Obligor or other Material Company, provided that no Obligor nor any other Material Company shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose:

(i)                                     amount, applicability or validity is being contested in good faith by appropriate proceedings (or has been the subject of such proceedings which have, within the then preceding 30 days, resulted in a final, non-appealable determination of liability in a definitively ascertained amount) and for which adequate reserves in accordance with IFRS as consistently applied or other appropriate provision has been made; or

(ii)                                  amount, together with all such other unpaid or undischarged taxes, assessments, charges and claims, does not in the aggregate exceed US$20,000,000 (or its equivalent).

18.11                 Insurance

Each Obligor shall, and the Company shall cause each other Material Company to, obtain and maintain insurance with an insurer or insurers of sufficient standing (in the reasonable judgment of the Obligor and the relevant Material Company) against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is or they are, as applicable engaged in the jurisdiction(s) where it or they operates, provided that if the Obligor remedies any failure to comply with the above within 90 days or if such potential losses or risks (which may be assessed by reference to the actual risks and losses borne by the relevant Material Company over the preceding three years) do not exceed US$25,000,000 (or its equivalent), this covenant shall be deemed not to have been breached.

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18.12                 Change of business

No Obligor shall, and the Company shall not permit any other Material Company to, conduct, operate, engage in or own any business other than the Core or Related Business of the Group.

18.13                 Dividends and other payments by or affecting Material Companies

(a)                                  The Company shall not, and shall not permit any other Material Company to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction (which, for the avoidance of doubt, shall not include any encumbrance or restriction existing under or arising by reason of applicable law or regulation) on the ability of any such Material Company to:

(i)                                     pay dividends or make any other distributions on its Capital Stock to the Company or any of the Company’s Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits;

(ii)                                  make any payments in respect of any Financial Indebtedness owed to the Company or any of the Company’s Subsidiaries;

(iii)                               make loans or advances to the Company or any of the Company’s Subsidiaries; or

(iv)                              transfer any of its properties or assets to the Company or any of the Company’s Subsidiaries.

(b)                                 However, paragraph (a) shall not apply to encumbrances or restrictions existing under or by reason of:

(i)                                     any Financial Indebtedness originally incurred prior to (and as in effect on) the date hereof;

(ii)                                  this Agreement;

(iii)                               customary non-assignment provisions in leases and other contracts for goods and services entered into in the ordinary course of business;

(iv)                              any agreement for the sale or other disposition of a Material Company or any assets of a Material Company that restricts distributions of that Material Company or such assets pending such sale or other disposition;

(v)                                 customary limitations on the distribution of assets or property in joint venture agreements entered into in good faith, provided that such encumbrance or restriction is applicable only to such Material Company, and provided further that:

(A)                              such encumbrance or restriction is not materially more disadvantageous to the Finance Parties than is customary in comparable agreements (as determined by the Company’s Board of Directors in good faith); and

(B)                                such encumbrance or restriction will not affect the Company’s ability to make any anticipated principal or interest payments on the Agreement (as determined by the Company’s Board of Directors in good faith);

(vi)                              solely with respect to paragraph (iv) above, Permitted Security Interests securing Financial Indebtedness that limit the right of a debtor to dispose of the assets subject to such Security Interests;

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(vii)                           restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(viii)                        any encumbrances or restrictions of the type referred to in paragraphs (i) and (ii) hereof that are imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of contracts, instruments or obligations; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings taken as a whole are, in the good faith judgment of the Board of Directors of the Company, no more restrictive with respect to such encumbrances and restrictions than those contained in the encumbrances and restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

(c)                                  The Company shall use its commercially reasonable endeavours, to the extent lawful and in accordance with all required corporate procedures, to:

(i)                                     procure that the Material Companies as a group declare and pay total dividends or other distributions on their Capital Stock (including, for the avoidance of doubt, any interim dividends or distributions) amounting in the aggregate to 35 per cent. of the aggregate annual net income of such Material Companies as calculated from the Reporting Package in respect of each year ending on 31 December not later than 365 days following the end of such year (provided that nothing in this paragraph (c)(i) shall be interpreted to impose a requirement on any particular Material Company to make a payment or distribution as described herein); and

(ii)                                  to the extent such dividends or other distributions are paid in cash and received by a Subsidiary of the Company other than the Guarantor, cause the portion of such cash dividends or other cash distributions actually received by such Subsidiary in accordance with its percentage of ownership of Capital Stock of such paying Material Company to be on-paid, directly or indirectly as the case may be, to the Company in accordance with the attributable direct or indirect ownership interest of the Company, in the Capital Stock of such payee Subsidiary, subject to reduction for payment of any required withholding or other dividend-related tax or any other similar deduction that is required by applicable law or regulation.

18.14                 Pari passu

Each Obligor shall ensure that its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.15                 Environmental matters

(a)                                  The Company shall ensure that each other member of the Group is and will be in compliance with all Environmental Laws and environmental Approvals applicable to it, where failure to do so is reasonably likely to have a Material Adverse Effect or result in any liability for any Finance Party.

(b)                                 The Company shall promptly upon becoming aware, notify the Facility Agent of:

(i)                                     any Environmental Claim current, or to its knowledge, pending or threatened; or

(ii)                                  any circumstances reasonably likely to result in an Environmental Claim,

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which is reasonably likely to either have a Material Adverse Effect or result in any liability for any Finance Party.

18.16                 United States laws

(a)                                  In this Subclause:

Code means the United States Internal Revenue Code of 1986.

ERISA means the United States Employee Retirement Income Security Act of 1974.

ERISA Affiliate means any person treated as a single employer with any Material Company for the purpose of section 414 of the Code.

Margin Regulations means Regulations U and X issued by the Board of Governors of the United Sates Federal Reserve System.

Margin Stock has the meaning given to it in the Margin Regulations.

Plan means an employee benefit plan as defined in section 3(3) of ERISA:

(i)                                     maintained by any Material Company or any ERISA Affiliate; or

(ii)                                  to which any Material Company or any ERISA Affiliate is required to make any payment or contribution.

Reportable Event means:

(i)                                     an event specified as such in section 4043 of ERISA or any related regulation, other than an event in relation to which the requirement to give notice of that event is waived by any regulation; or

(ii)                                  a failure to meet the minimum funding standard under section 412 of the Code or section 302 of ERISA, whether or not there has been any waiver of notice or waiver of the minimum funding standard under section 412 of the Code.

(b)                                 The Company shall procure that no Material Company will:

(i)                                     extend credit for the purpose, directly or indirectly, of buying or carrying Margin Stock; or

(ii)                                  use any Loan, directly or indirectly, to buy or carry Margin Stock or for any other purpose in violation of the Margin Regulations.

(c)                                  The Company shall procure that no Material Company will use any part of any Loan to acquire any security in a transaction that is subject to the reporting requirements of in violation of section 13 or 14 of the United States Securities Exchange Act of 1934.

(d)                                 The Company shall procure that each Material Company will promptly upon becoming aware of it notify the Facility Agent of:

(i)                                     any Reportable Event;

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(ii)                                  the termination of or withdrawal from, or any circumstances reasonably likely to result in the termination of or withdrawal from, any Plan subject to Title IV of ERISA which may give rise to any material liability; and

(iii)                               a claim or other communication alleging material non-compliance with any law or regulation relating to any Plan which may give rise to any material liability.

(e)                                  The Company shall procure that each Material Company or its ERISA Affiliates is, and remains, in compliance in all respects with all laws and regulations relating to each of its Plans, where failure to do so is reasonably likely to have a Material Adverse Effect.

(f)                                    The Company shall procure that each Material Company and its ERISA Affiliates will ensure that no event or condition exists at any time in relation to a Plan which is reasonably likely to result in the imposition of a lien or other encumbrance on any of its assets or which is reasonably likely to have a Material Adverse Effect.

18.17                 Offer covenants

(a)                                  Except with the prior consent of the Majority Lenders, the Company must not, and must ensure that Bidco will not:

(i)                                     increase the Offer Price (as defined in the Merger Agreement in force as at its signing date) by more than 10 per cent. (unless such increase is funded in its entirety from sources other than external Financial Indebtedness);

(ii)                                  except for the condition in paragraph 1(d) of Exhibit A of the Merger Agreement, waive, amend or vary any Material Condition or any other term or condition (or any definition or term used in that term or condition) of the Merger Agreement in any respect (unless such waiver, amendment or variation of the Merger Agreement relates to a typographical or mechanical error or (in the case of any term or condition which is not a Material Condition) is not prejudicial to the interests of the Lenders under the Finance Documents); or

(iii)                               waive the Minimum Tender Condition (as defined in the Merger Agreement in force as at its singing date) unless the Company has demonstrated to the satisfaction of the Majority Lenders (acting reasonably) that, notwithstanding such waiver, it will acquire 50.1 per cent. or more of the issued voting share capital of the Target (including the Target Shares which are to be acquired pursuant to the Merger Agreement and the Offer).

(b)                                 The Company must, and shall procure that Bidco will:

(i)                                     comply in all material respect with all applicable laws and regulations applicable to the Offer; and

(ii)                                  promptly supply to the Facility Agent:

(A)                              copies of all documents, certificates, notices or announcements sent to the shareholders of Target in relation to the Offer; and

(B)                                any other material information in relation to the Offer.

(c)                                  For the purpose of this Agreement Material Condition means the terms and conditions set out in paragraph 1(b) and (c) and 2(a), (b) and (d) of the Exhibit A of the Merger Agreement.

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19.                               EVENTS OF DEFAULT

19.1                        Events of Default

Each of the events or circumstances set out in this Clause is an Event of Default.

19.2                        Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable, unless (other than in relation to any amount of principal) its failure to pay is caused by:

(a)                                  administrative or technical error; or

(b)                                 a Disruption Event, and

payment is made within three Business Days of its due date.

19.3                        Specific obligations

Any requirement of Clause 18.4 (Financial covenants) is not satisfied or an Obligor or (where applicable) the Company does not comply with the provisions of Clauses 18.3 (Limitation on Security Interests), 18.5 (Transactions with Affiliates), 18.6 (Asset Sales), 18.7 (Mergers and similar transactions), 18.9 (Maintenance of Property), 18.10 (Payment of Taxes and other claims), 18.11 (Insurance), 18.13 (Dividends and other payments by or affecting Material Companies) and 18.17 (Offer covenants).

19.4                        Other obligations

(a)                                  An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 19.2 (Non-payment) and Clause 19.3 (Specific obligations)).

(b)                                 No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the Facility Agent giving notice to the Company or the relevant Obligor becoming aware of the failure to comply.

19.5                        Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

19.6                        Cross default

(a)                                  Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)                                 Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                                  Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

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(d)                                 Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)                                  No Event of Default will occur under this Clause 19.6 unless the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above exceeds US$20,000,000 (or its equivalent).

19.7                        Effectiveness

(a)                                  Any Finance Document is not effective or is alleged by an Obligor to be ineffective for any reason.

(b)                                 An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

(c)                                  Any Finance Document or any part thereof becomes for any reason whatsoever invalid or unenforceable.

19.8                        Insolvency

(a)                                  A Material Company is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)                                 The value of the assets of any Material Company is less than its liabilities or the value of the consolidated assets of the Company is less than the value of its consolidated liabilities.

(c)                                  A moratorium is declared in respect of any indebtedness of any member of the Group.

(d)                                 A holder(s) of not less than US$20,000,000 (or its equivalent) in aggregate principal amount of Financial Indebtedness of any member(s) of the Group after a default under such Financial Indebtedness notifies the Facility Agent of the intended sale or disposition of any assets of any member(s) of the Group that have been pledged to or for the benefit of such holder or holders to secure such Financial Indebtedness or shall commence proceedings, or take any action to retain in satisfaction of such Financial Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Financial Indebtedness, any assets of any member(s) of the Group.

19.9                        Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)                                     the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Material Company other than a solvent liquidation or reorganisation of any Material Company which is not an Obligor;

(ii)                                  a composition, compromise, assignment or arrangement with any creditor of any Material Company;

(iii)                               the appointment of a liquidator (other than in respect of a solvent liquidation of a Material Company which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Material Company or any of its assets; or

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(iv)                              enforcement of any Security over any assets of any Material Company, provided that the value of any such asset is in aggregate in excess of US$20,000,000 (or its equivalent), or any analogous procedure or step is taken in any jurisdiction.

19.10                 Creditors’ process

Any expropriation, attachment, sequestration, distress or execution for the payment of an amount in excess of US$20,000,000 (or its equivalent), either individually or in aggregate, affects any Material Company or any of their respective assets and is not discharged within 30 days.

19.11                 Change of Ownership

The Guarantor or (except pursuant to the transactions contemplated and intended by the Merger Agreement) Bidco is not or ceases to be a Subsidiary of the Company.

19.12                 Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under any Finance Document.

19.13                 Expropriation

The authority or ability of any Material Company to conduct its business is wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory of other authority or other person.

19.14                 Revocation of Authorisations

Any Authorisation required in relation to any Finance Document or any transaction contemplated thereunder is cancelled, revoked or amended and such revocation or amendment might reasonably be expected to have a Material Adverse Effect.

19.15                 Cessation of business

An Obligor ceases, or threatens to cease, to carry on all or a substantial part of its core business.

19.16                 Political and economic risk in Russia

The political or economic situation in the Russian Federation deteriorates or an act of war or hostilities, invasion, armed conflict or act of a foreign enemy, revolution, insurrection or insurgency occurs in, or involves, the Russian Federation, or any of the foregoing events threatens to occur, and in the reasonable opinion of the Facility Agent any such event is likely to have a Material Adverse Effect.

19.17                 Material adverse change

Any event or series of events (including relating to the international and Russian Federation capital and loan markets, the political or economic conditions in the Russian Federation or the sovereign risk of the Russian Federation) occurs which has or is reasonably likely to have a Material Adverse Effect.

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19.18                 Acceleration

(a)                                  Subject to Clause 19.19 (Clean-Up Period), on and at any time after the occurrence of an Event of Default which is continuing, the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(i)                                     cancel all or any part of the Total Commitments whereupon they shall immediately be cancelled;

(ii)                                  declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(iii)                               declare that all or part of the Loans be payable on demand, whereupon it shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Lenders.

Any notice given under this Clause 19.18 will take effect in accordance with its terms.

19.19                 Clean-Up Period

(a)                                  Notwithstanding any other provision of any Finance Document, if during the Clean-Up Period any matter or circumstance exists in respect of a member of the Target Group (including where arising as a result of any procurement obligation in relation to a member of the Target Group) which constitutes a Default which is not a Clean-Up Default, such matter will not constitute a Default during the Clean-Up Period.

(b)                                 Nothing in this Clause 19.19 affects the rights of any Finance Party in respect of any Default continuing at the end of the Clean-Up Period, whether arising during or after the Clean-Up Period.

20.                               THE ADMINISTRATIVE PARTIES

20.1                        Appointment and duties of the Facility Agent

(a)                                  Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)                                 Each Finance Party irrevocably authorises the Facility Agent to:

(i)                                     perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

(ii)                                  execute each Finance Document expressed to be executed by the Facility Agent.

(c)                                  The Facility Agent has only those duties which are expressly specified in the Finance Documents.  Those duties are solely of a mechanical and administrative nature.

20.2                        Role of the Lead Arrangers

Except as specifically provided in the Finance Documents, the Lead Arrangers have no obligations of any kind to any other Party in connection with any Finance Document.

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20.3                        No fiduciary duties

(a)                                  Nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person; and

(b)                                 no Administrative Party need hold in trust any moneys paid to it or recovered by it for a Party in connection with the Finance Documents or be liable to account for interest on those moneys.

20.4                        Individual position of an Administrative Party

(a)                                  If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

(b)                                 Each Administrative Party may:

(i)                                     carry on any business with an Obligor or its related entities (including acting as an agent or a trustee for any other financing); and

(ii)                                  retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with an Obligor or its related entities.

20.5                        Reliance

The Facility Agent may:

(a)                                  rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b)                                 rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(c)                                  assume, unless the content otherwise provides, that any communication made by an Obligor is made on behalf of and with the consent and knowledge of each Obligor;

(d)                                 engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Facility Agent); and

(e)                                  act under the Finance Documents through its personnel and agents.

20.6                        Majority Lenders’ instructions

(a)                                  The Facility Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents.  Any such instructions given by the Majority Lenders will be binding on all the Lenders.  In the absence of instructions, the Facility Agent may act as it considers to be in the best interests of all the Lenders.

(b)                                 The Facility Agent may assume that unless it has received notice to the contrary, any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

(c)                                  The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received security satisfactory to it, whether by

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way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions.

(d)                                 The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings in connection with any Finance Document.

20.7                        Responsibility

(a)                                  No Administrative Party is responsible for the adequacy, accuracy or completeness of any statement or information (whether written or oral) made in or supplied in connection with any Finance Document including the Information Memorandum.

(b)                                 No Administrative Party is responsible for the legality, validity, effectiveness, adequacy, completeness or enforceability of any Finance Document or any other document.

(c)                                  Without affecting the responsibility of an Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

(i)                                     has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

(ii)                                  has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document or agreement entered into in anticipation of or in connection with any Finance Document.

20.8                        Exclusion of liability

(a)                                  The Facility Agent is not liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)                                 No Party (other than the relevant Administrative Party) may take any proceedings against any officers, employees or agents of another Administrative Party in respect of any claim it might have against that Administrative Party or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document.  Any officer, employee or agent of an Administrative Party may rely on this Subclause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

(c)                                  The Facility Agent is not liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)                                                                                 (i)            Nothing in this Agreement will oblige any Administrative Party to satisfy any know your customer requirement in relation to the identity of any person on behalf of any Finance Party.

(ii)                                  Each Finance Party confirms to each Administrative Party that it is solely responsible for any know your customer requirements it is required to carry out and that it may not rely on any statement in relation to those requirements made by any other person.

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20.9                        Default

(a)                                  The Facility Agent is not obliged to monitor or enquire whether a Default has occurred.  The Facility Agent is not deemed to have knowledge of the occurrence of a Default.

(b)                                 If the Facility Agent:

(i)                                     receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

(ii)                                  is aware of the non-payment of any principal, interest or fee payable to a Finance Party (other than the Facility Agent or the Arranger) under this Agreement,

it must promptly notify the other Finance Parties.

20.10                 Information

(a)                                  The Facility Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

(b)                                 Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)                                  Except as provided above, the Facility Agent has no duty:

(i)                                     either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

(ii)                                  unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.

(d)                                 In acting as the Facility Agent, the agency division of the Facility Agent is treated as a separate entity from its other divisions and departments.  Any information acquired by the Facility Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Facility Agent may be treated as confidential by the Facility Agent and will not be treated as information possessed by the Facility Agent in its capacity as such.

(e)                                  The Facility Agent is not obliged to disclose to any person any confidential information supplied to it by or on behalf of a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required in respect of any term of the Finance Documents.

(f)                                    Each Obligor irrevocably authorises the Facility Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as the Facility Agent.

20.11                 Indemnities

(a)                                  Without limiting the liability of any Obligor under the Finance Documents, each Lender must indemnify the Facility Agent for that Lender’s Pro Rata Share of any loss or liability incurred by the Facility Agent in acting as the Facility Agent (unless the Facility Agent has been reimbursed by an

16

Obligor under a Finance Document), except to the extent that the loss or liability is caused by the Facility Agent’s gross negligence or wilful misconduct.

(b)                                 If a Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party:

(i)                                     deduct from any amount received by it for that Party any amount due to the Facility Agent from that Party under a Finance Document but unpaid; and

(ii)                                  apply that amount in or towards satisfaction of the owed amount.

That Party will be regarded as having received the amount so deducted.

20.12                 Compliance

Each Administrative Party may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

20.13                 Resignation of the Facility Agent

(a)                                  The Facility Agent may resign and appoint any of its Affiliates as successor Facility Agent by giving notice to the other Finance Parties and the Company.

(b)                                 Alternatively, the Facility Agent may resign by giving notice to the Finance Parties and the Company, in which case the Majority Lenders may appoint a successor Facility Agent.

(c)                                  If no successor Facility Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent may appoint a successor Facility Agent.

(d)                                 The person(s) appointing a successor Facility Agent must, if practicable, consult with the Company prior to the appointment.

(e)                                  The resignation of the Facility Agent and the appointment of any successor Facility Agent will both become effective only when the successor Facility Agent notifies all the Parties that it accepts its appointment.  On giving the notification, the successor Facility Agent will succeed to the position of the Facility Agent and the term Facility Agent will mean the successor Facility Agent.

(f)                                    The retiring Facility Agent must, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents.

(g)                                 Upon its resignation becoming effective, this Clause will continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Facility Agent, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.

(h)                                 The Majority Lenders may, by notice to the Facility Agent, require it to resign under paragraph (b) above.

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20.14                 Relationship with Lenders

(a)                                  The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days’ prior notice from that Lender to the contrary.

(b)                                 The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

(c)                                  The Facility Agent must keep a record of all the Parties and supply any other Party with a copy of the record on request.  The record will include each Lender’s Facility Office(s) and contact details for the purposes of this Agreement.

20.15                 Notice period

Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

21.                               EVIDENCE AND CALCULATIONS

21.1                        Accounts

Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

21.2                        Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

21.3                        Calculations

Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or otherwise, depending on what the Facility Agent determines is market practice.

22.                               FEES

22.1                        Facility Agent’s fee

The Company must pay to the Facility Agent for its own account an agency fee in the manner agreed in the Fee Letter between the Facility Agent and the Company.  If the Final Maturity Date is extended pursuant to the terms of Clause 6 (Repayment), the Company shall pay a further agency fee to the Facility Agent on the Original Final Maturity Date, in the same amount as that set out in the Fee Letter.

22.2                        Arrangement fee

The Company must pay to the Lead Arrangers for their own account an arrangement and underwriting fee in the manner agreed in the Fee Letter between the Lead Arrangers and the Company.

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22.3                        Commitment fee

(a)                                  The Company must pay to the Facility Agent for each Lender a commitment fee computed at the rate of 0.45 per cent. per annum on the undrawn, uncancelled amount of each Lender’s Commitment from the date falling 30 days after the date of the Commitment Letter up to an including the last day of the Availability Period.

(b)                                 The accrued commitment fee is payable quarterly in arrear, on the last date of the Availability Period and on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

23.                               INDEMNITIES AND BREAK COSTS

23.1                        Currency indemnity

(a)                                  If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgement or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purposes of:

(i)                                     making or filing a claim of proof against that Obligor; or

(ii)                                  obtaining or enforcing an order, judgement or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency to the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                 Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

23.2                        Other indemnities

(a)                                  The Company shall indemnify each Finance Party against any cost, loss or liability which that Finance Party incurs as a consequence of:

(i)                                     the occurrence of any Event of Default;

(ii)                                  any failure by an Obligor to pay any amount due under a Finance Document on its due date, including, without limitation, any cost, loss or liability arising as a result of Clause 29 (Pro Rata Sharing);

(iii)                               (other than by reason of negligence or default by that Finance Party) a Loan not being made after a Utilisation Request has been delivered for that Loan;

(iv)                              funding, or making arrangements to fund, its participation in a Loan requested by the Company in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

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(v)                                 a Loan (or part of a Loan) not being prepaid in accordance with this Agreement.

The Company’s liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document or any Loan.

(b)                                 The Company must indemnify the Facility Agent against any loss or liability incurred by the Facility Agent as a result of:

(i)                                     investigating any event which the Facility Agent reasonably believes to be a Default; or

(ii)                                  acting or relying on any notice which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.

(c)                                  The Company shall promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of the Offer, the Acquisition or the funding of the Acquisition (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the Acquisition), unless such loss or liability is caused by the gross negligence or wilful misconduct of that Finance Party or its Affiliate (or employee or officer of that Finance Party or Affiliate).  Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this Clause 23.2.

23.3                        Break Costs

(a)                                  The Company must pay to each Lender its Break Costs if a Loan or an overdue amount is repaid or prepaid otherwise than on the last day of any Interest Period applicable to it.

(b)                                 Break Costs are the amount (if any) determined by the relevant Lender by which:

(i)                                     the interest which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable Interest Period for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Interest Period;

exceeds

(ii)                                  the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Interest Period.

(c)                                  Each Lender must supply to the Facility Agent for the Company details of the amount of any Break Costs claimed by it under this Subclause.

24.                               EXPENSES

24.1                        Initial costs

The Company must pay to each Administrative Party the amount of all costs and expenses (including legal fees) reasonably incurred and properly documented by it in connection with the negotiation, preparation, printing, entry into and syndication of the Finance Documents.

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24.2                        Subsequent costs

The Company must pay to the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred and properly documented by it in connection with:

(a)                                  the negotiation, preparation, printing and entry into of any Finance Document (other than a Transfer Certificate) executed after the date of this Agreement; and

(b)                                 any amendment, waiver or consent requested by or on behalf of an Obligor or specifically allowed by this Agreement.

24.3                        Enforcement costs

The Company must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

25.                               AMENDMENTS AND WAIVERS

25.1                        Procedure

(a)                                  Except as provided in this Clause, any term of the Finance Documents may be amended or waived with the agreement of the Company and the Majority Lenders.  The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

(b)                                 The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above.  Any such amendment or waiver is binding on all the Parties.

(c)                                  The Guarantor agrees to any amendment or waiver allowed by this Clause which is agreed to by the Company.  This includes any amendment or waiver which would, but for this paragraph, require the consent of the Guarantor if the guarantee under the Finance Documents is to remain in full force and effect.

(d)                                 If a Lender does not accept or reject a request within 15 Business Days (unless the Company and the Facility Agent agree to a longer time period) of any request for a waiver or amendment being made, its Commitment and/or participation in the Loans shall not be included for the purpose of calculating the Total Commitments or participation in the Loans when determining whether a certain percentage of Total Commitments and/or participations have been obtained to approve the relevant waiver or amendment.

25.2                        Exceptions

(a)                                  An amendment or waiver which relates to:

(i)                                     the definition of Majority Lenders in Clause 1.1 (Definitions);

(ii)                                  an extension of the date of payment of any amount to a Lender under the Finance Documents (other than pursuant to the Extension Option or pursuant to an amendment or waiver of Clause 7.3 (Mandatory Prepayment — Takeout Financing) or 7.4 (Mandatory Prepayment — disposals));

(iii)                               a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

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(iv)                              an increase in, or an extension of, a Commitment or the Total Commitments;

(v)                                 the release of the Guarantor from its obligations under the Agreement other than in accordance with the Agreement;

(vi)                              a term of a Finance Document which expressly requires the consent of each Lender;

(vii)                           the right of a Lender to assign or transfer its rights or obligations under the Finance Documents; or

(viii)                        this Clause,

may only be made with the consent of all the Lenders.

(b)                                 An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.

(c)                                  A Fee Letter may be amended or waived with the agreement of the Administrative Party that is a party to that Fee Letter and the Company.

25.3                        Change of currency

If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

25.4                        Waivers and remedies cumulative

The rights of each Finance Party under the Finance Documents:

(a)                                  may be exercised as often as necessary;

(b)                                 are cumulative and not exclusive of its rights under the general law; and

(c)                                  may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

26.                               CHANGES TO THE PARTIES

26.1                        Assignments and transfers by Obligors

No Obligor may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

26.2                        Assignments and transfers by Lenders

(a)                                  A Lender (the Existing Lender) may, subject to the following provisions of this Clause, at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to any other person (the New Lender), provided that any part transfer of Commitments or share in a Loan is in an amount of at least US$5,000,000.

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(b)                                 The Facility Agent is not obliged to execute a Transfer Certificate or otherwise give effect to an assignment or transfer until it has completed all know your customer requirements to its satisfaction.  The Facility Agent must promptly notify the Existing Lender and the New Lender if there are any such requirements.

(c)                                  Prior to the Syndication Date, an Existing Lender must consult with the Company before it may make an assignment or transfer.

(d)                                 Following the Syndication Date, the prior consent (not to be unreasonably withheld) of the Company is required for an assignment or transfer.  The Company will be deemed to have given its consent two Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

(e)                                  Paragraph (d) shall not apply if the assignment or transfer is to another Lender or to an Affiliate of a Lender and paragraphs (c) and (d) shall not apply at any time when an Event of Default is continuing.

(f)                                    A transfer of obligations will be effective only if either:

(i)                                     the obligations are novated in accordance with the following provisions of this Clause; or

(ii)                                  the New Lender confirms to the Facility Agent and the Company in form and substance satisfactory to the Facility Agent that it is bound by the terms of this Agreement as a Lender.  On the transfer becoming effective in this manner the Existing Lender will be released from its obligations under this Agreement to the extent that they are transferred to the New Lender.

(g)                                 Unless the Facility Agent otherwise agrees or in respect of any assignment or transfer during the Syndication Period, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of US$2,500.

(h)                                 Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

26.3                        Procedure for transfer by way of novations

(a)                                  In this Subclause:

Transfer Date means, for a Transfer Certificate, the later of:

(i)                                     the proposed Transfer Date specified in that Transfer Certificate; and

(ii)                                  the date on which the Facility Agent executes that Transfer Certificate.

(b)                                 A novation is effected if:

(i)                                     the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

(ii)                                  the Facility Agent executes it.

The Facility Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order.

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(c)                                  Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

(d)                                 On the Transfer Date:

(i)                                     the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender; and

(ii)                                  the Existing Lender will be released from those obligations and cease to have those rights.

(e)                                  An assignment or transfer under this Clause does not extinguish or otherwise affect the obligations of the Company under this Agreement.

26.4                        Limitation of responsibility of Existing Lender

(a)                                  Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                     the financial condition of an Obligor; or

(ii)                                  the legality, validity, effectiveness, enforceability, adequacy, accuracy, completeness or performance of:

(A)                              any Finance Document or any other document;

(B)                                any statement or information (whether written or oral) made in or supplied in connection with any Finance Document, or

(C)                                any observance by any Obligor of its obligations under any Finance Document or other documents,

and any representations or warranties implied by law are excluded.

(b)                                 Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                     has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

(ii)                                  has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

(c)                                  Nothing in any Finance Document requires an Existing Lender to:

(i)                                     accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

(ii)                                  support any losses incurred by the New Lender by reason of the non-performance by either Obligor of its obligations under any Finance Document or otherwise.

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26.5                        Costs resulting from change of Lender or Facility Office

If:

(a)                                  a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

(b)                                 as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to pay a Tax Payment or an Increased Cost,

then the relevant Obligor need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

26.6                        Changes to the Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

26.7                        Transfer Certificate

If requested by the Company, following a transfer pursuant to Clause 26.3 (Transfer by way of novation) the Facility Agent will deliver a copy of the duly executed Transfer Certificate.

27.                               DISCLOSURE OF INFORMATION

(a)                                  Each Finance Party must keep confidential any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents.  However, a Finance Party is entitled to disclose information:

(i)                                     which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

(ii)                                  in connection with any legal or arbitration proceedings;

(iii)                               if required to do so under any law or regulation;

(iv)                              to a governmental, banking, taxation or other regulatory authority;

(v)                                 to its professional advisers;

(vi)                              to any rating agency;

(vii)                           to the extent allowed under paragraph (b) below;

(viii)                        to another Obligor; or

(ix)                                with the agreement of the relevant Obligor.

(b)                                 A Finance Party may disclose to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a participant):

(i)                                     a copy of any Finance Document; and

25

(ii)                                  any information which that Finance Party has acquired under or in connection with any Finance Document.

However, before a participant may receive any confidential information, it must enter into a Confidentiality Undertaking.

(c)                                  This Clause supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

28.                               SET-OFF

A Finance Party may set off any matured obligation owed to it by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to an Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

29.                               PRO RATA SHARING

29.1                        Redistribution

If any amount owing by an Obligor under this Agreement to a Finance Party (the recovering Finance Party) is discharged by payment, set-off or any other manner other than in accordance with this Agreement (a recovery), then:

(a)                                  the recovering Finance Party must, within three Business Days, supply details of the recovery to the Facility Agent;

(b)                                 the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Finance Party would have received if the recovery had been received and distributed by the Facility Agent under this Agreement; and

(c)                                  the recovering Finance Party must pay to the Facility Agent an amount equal to the excess (the redistribution).

29.2                        Effect of redistribution

(a)                                  The Facility Agent must treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Finance Parties, other than the recovering Finance Party, accordingly.

(b)                                 When the Facility Agent makes a distribution under paragraph (a) above, the recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

(c)                                  If and to the extent that the recovering Finance Party is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)                                 If:

(i)                                     a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

26

(ii)                                  the recovering Finance Party has paid a redistribution in relation to that recovery,

each Finance Party must reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the redistribution.  In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

29.3                        Exceptions

Notwithstanding any other term of this Clause, a recovering Finance Party need not pay a redistribution to the extent that:

(a)                                  it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or

(b)                                 it would be sharing with another Finance Party any amount which the recovering Finance Party has received or recovered as a result of legal or arbitration proceedings, where:

(i)                                     the recovering Finance Party notified the Facility Agent of those proceedings; and

(ii)                                  the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

30.                               SEVERABILITY

If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect:

(a)                                  the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

(b)                                 the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

31.                               COUNTERPARTS

Each Finance Document may be executed in any number of counterparts.  This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

32.                               NOTICES

32.1                        In writing

(a)                                  Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given in person, by post or fax.

(b)                                 Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

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32.2                        Contact details

(a)                                  Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

(b)                                 The contact details of the Company for this purpose are:

Address:               1 Allée Scheffer

L-2520, Luxembourg

R.C.S. Luxembourg B 105615

Fax number:          +352 241 43 33 00

Attention:             Xenia Kotoula

(c)                                  Copy to: Antonino Craparotta

                                +74959563138

(d)                                 The contact details of the Facility Agent for this purpose are:

Address:               1 Finsbury Avenue

London EC2M 2PP

+44 20 7568 4664

Attention:              Judith Campbell/Alan Greenhow

Fax number:           +44 20 7568 4664

(e)                                  Any Party may change its contact details by giving five Business Days’ notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

(f)                                    Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

32.3                        Effectiveness

(a)                                  Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

(i)                                     if delivered in person, at the time of delivery;

(ii)                                  if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope; and

(iii)                               if by fax, when received in legible form.

(b)                                 A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)                                  A communication to the Facility Agent will only be effective on actual receipt by it.

32.4                        Use of websites

(a)                                  The Company may satisfy its obligation under this Agreement to deliver any information delivered in accordance with Clause 17.1 (Financial information) of this Agreement in relation to those

28

Lenders (the Website lenders) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Facility Agent (the Designated Website) if:

(i)                                     the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)                                  both the Company and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)                               the information is in a format previously agreed between the Company and the Facility Agent.

If any Lender (a Paper Form Lender) does not agree to the delivery of information electronically then the Facility Agent shall notify the Company accordingly and the Company shall supply the information to the Facility Agent (in sufficient copies for each paper Form Lender) in paper form.  In any event the Company shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)                                 The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Facility Agent.

(c)                                  The Company shall promptly upon becoming aware of its occurrence notify the Facility Agent is:

(i)                                     the Designated Website cannot be accessed due to technical failure;

(ii)                                  the password specifications for the Designated Website change;

(iii)                               any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                              any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                                 the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Facility Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)                                 Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Company shall comply with any such request within ten Business Days.

32.5                        The Obligors

(a)                                  All communication under the Finance Documents to or from an Obligor must be sent through the Facility Agent.

(b)                                 All communications under the Finance Documents to or from an Obligor (other than the Company) must be sent through the Company.

29

(c)                                  The Guarantor irrevocably appoints the Company to act as its agent:

(i)                                     to give and receive all communications under the Finance Documents;

(ii)                                  to supply all information concerning itself to any Finance Party; and

(iii)                               to sign all documents under or in connection with the Finance Documents.

(d)                                 Any communication given to the Company in connection with a Finance Document will be deemed to have been given also to the Guarantor.

(e)                                  Each Finance Party may assume that any communication made by the Company is made with the consent of the Guarantor.

33.                               LANGUAGE

(a)                                  Any notice given in connection with a Finance Document must be in English.

(b)                                 Any other document provided in connection with a Finance Document must be:

(i)                                     in English; or

(ii)                                  (unless the Facility Agent otherwise agrees) accompanied by a certified English translation.  In this case, the English translation prevails unless the document is a statutory or other official document.

34.                               GOVERNING LAW

This Agreement is governed by English law.

35.                               ENFORCEMENT

35.1                        Jurisdiction

(a)                                  The English courts have exclusive jurisdiction to settle any dispute in connection with any Finance Document.

(b)                                 The English courts are the most appropriate and convenient courts to settle any such dispute in connection with any Finance Document.  Each Obligor agrees not to argue to the contrary and waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document.

(c)                                  This Clause is for the benefit of the Finance Parties only.  To the extent allowed by law, a Finance Party may take:

(i)                                     proceedings in any other court; and

(ii)                                  concurrent proceedings in any number of jurisdictions.

(d)                                 References in this Clause to a dispute in connection with a Finance Document includes any dispute as to the existence, validity or termination of that Finance Document.

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35.2                        Service of process

(a)                                  Each Obligor irrevocably appoints GLN Representatives Limited of 1 Ropemaker Street, City Point, EC2Y 9HT, London, United Kingdom as its agent under the Finance Documents for service of process in any proceedings before the English courts in connection with any Finance Document.

(b)                                 If any person appointed as process agent under this Clause is unable for any reason to so act, the Company must immediately (and in any event within 30 days of the event taking place) appoint another agent on terms acceptable to the Facility Agent.  Failing this, the Facility Agent may appoint another process agent for this purpose.

(c)                                  Each Obligor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)                                 This Clause does not affect any other method of service allowed by law.

35.3                        Waiver of immunity

Each Obligor irrevocably and unconditionally:

(a)                                  agrees not to claim any immunity from proceedings brought by a Finance Party against that Obligor in relation to a Finance Document and to ensure that no such claim is made on its behalf;

(b)                                 consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)                                  waives all rights of immunity in respect of it or its assets.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1

•                     ORIGINAL PARTIES

Name of Original Lender	Commitments
Credit Suisse International	US$900,000,000
UBS AG, London Branch	US$900,000,000
Total Commitments	US$1,800,000,000

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SCHEDULE 2

•                     CONDITIONS PRECEDENT DOCUMENTS

1.1                Corporate authorisations

1.                                       Copies of relevant constitutional documents and a certified copy of the extract of the board resolution of the Company approving entry into the Finance Documents to which it is a party and approving the Acquisition;

2.                                       Copies of relevant constitutional documents and corporate authorities, articles of association and resolution of the board of directors of the Guarantor approving entry into the Finance Documents to which it is a party.

3.                                       specimen signatures of authorised signatories of each Obligor;

4.                                       evidence of the appointment of a process agent for each Obligor;

5.                                       a certificate from an authorised signatory of the Company confirming that utilisation by the Company of the Total Commitments in full would not breach any limit binding on the Company;

6.                                       a certificate from an authorised signatory of each Obligor certifying that each copy condition precedent document provided in respect of that Obligor is correct, complete and (if applicable) in full force and effect;

7.                                       a certificate from the Company confirming that the Group has sufficient funds (including for this purpose, for the avoidance of doubt, the Facility) to complete the Acquisition (including, if due and payable by reason of the completion of the Acquisition, to repay any outstanding Financial Indebtedness of the Target Group);

8.                                       a certificate from the Company confirming the list of attendees at the board meeting of the Company approving the entry into the Finance Documents and approving the Acquisition; and

9.                                       a certified copy of the Group structure chart (showing the Group both before and after completion of the Acquisition).

Transaction Documents

1.                                       A copy of the Merger Agreement, together with any variations or supplements thereto;

2.                                       an original of this Agreement, each fee letter and any other executed Finance Documents;

3.                                       copies of the final legal due diligence report prepared by Cleary Gottlieb Steen & Hamilton LLP (subject to receipt by them of appropriate ‘no reliance’ letters from the Facility Agent and (prior to any distribution to the Lenders) the Lenders) and (if there is one) the Environ environmental due diligence report (it being understood that the Lenders will have no reliance on this report);

4.                                       evidence of payment of fees and expenses due and payable by the Company under the Finance Documents; and

5.                                       evidence that the agent of the Obligors under the Finance Documents for service of process in England has accepted its appointment.

1.2

1.3                 33

Legal Opinions

1.                                       Legal opinions from:

(a)                                  Chrysses Demetriades & Co;

(b)                                 Allen & Overy Luxembourg and;

(c)                                  Allen & Overy LLP, London

Offer Documents

1.                                       A copy of the public announcement in respect of the Offer;

2.                                       a copy of Schedule TO delivered to the shareholders of the Target and/or the Securities Exchange Commission in respect of the Offer;

3.                                       evidence that the Offer was recommended by the board of directors of the Target at the time of the announcement of the Offer;

4.                                       a certificate from the Company confirming that:

(a)                                  Bidco has become obligated to accept for payment, and pay for, the Target Shares tendered in the Offer in accordance with the Merger Agreement and applicable law and regulation;

(b)                                 the undertakings described in Clause 18.17 (Offer covenants) have been complied with;

(c)                                  all other necessary consents and authorisations required to implement the Offer in accordance with the Merger Agreement have been obtained; and

(d)                                 neither the Company nor Bidco has agreed any arrangements with any governmental, regulatory or similar authority (other than any restriction referred to in paragraph 2(a) of Exhibit A to the Merger Agreement) applicable to the Acquisition in order to satisfy any term or condition of the Acquisition without the consent of the Majority Lenders; and

5.                                       evidence that all necessary filings have been made, clearances have been obtained, or relevant waiting or other time periods under any applicable law or regulation of any jurisdiction (including the Hart-Scott-Rodino Antitrust Improvement Act on 1976 and the 1988 Exon-Florio Amendment to the Defense Production Act of 1950) have expired, lapsed or terminated.

SCHEDULE 3

•                     UTILISATION REQUESTS

PART 1

•                     FORM OF UTILISATION REQUEST

To:          UBS AG, LONDON BRANCH as Facility Agent

From:      EVRAZ GROUP S.A.

Date:       [           ]

EVRAZ GROUP S.A. — US$1,800,000,000 Facility Agreement
dated 21 December 2006 (the Agreement)

1.                                       We refer to the Agreement.  This is the Utilisation Request.

2.                                       We wish to borrow a Loan on the following terms:

(a)                                  Utilisation Date: [           ]

(b)                                 Amount: [           ]

(c)                                  Interest Period: [           ].

3.                                       Our payment instructions are: [           ].  [Please deduct the amount of US$[●], being the fees payable to the Facility Agent and the Lead Arrangers under the Fee Letters on the Utilisation Date](1).

4.                                       We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Utilisation Request is so satisfied.

5.                                       This Utilisation Request is irrevocable.

By:

EVRAZ GROUP S.A.

(1)           To be included in the first Utilisation Request.

PART 2

•                     SELECTION NOTICE

From:      EVRAZ GROUP S.A.

To:          UBS AG, LONDON BRANCH as Facility Agent

Date:       [        ]

EVRAZ GROUP S.A. — US$1,800,000,000 Facility Agreement

dated 21 December 2006 (the Agreement)

1.                                       We refer to the Agreement.  This is a Selection Notice.  Interest Periods defined in the Facility Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.                                       We refer to the Loan[s] with an Interest Period ending on [     ].

3.                                       We request that the next Interest Period for the above Loan[s] is: [       ].

4.                                       This Selection Notice is irrevocable.

By:

EVRAZ GROUP S.A.

SCHEDULE 4

•                     CALCULATION OF THE MANDATORY COST

1.                                      General

(a)                                  The Mandatory Cost is to compensate a Lender for the cost of compliance with:

(i)                                     the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces any of its functions); or

(ii)                                  the requirements of the European Central Bank.

(b)                                 The Mandatory Cost is expressed as a percentage rate per annum.

(c)                                  The Mandatory Cost is the weighted average (weighted in proportion to the percentage share of each Lender in the relevant Loan) of the rates for the Lenders calculated by the Facility Agent in accordance with this Schedule on the first day of an Interest Period (or as soon as possible after then).

(d)                                 The Facility Agent must distribute each amount of Mandatory Cost among the Lenders on the basis of the rate for each Lender.

(e)                                  Any determination by the Facility Agent pursuant to this Schedule will be, in the absence of manifest error, conclusive and binding on all the Parties.

2.                                      For a Lender lending from a Facility Office in the U.K.

(a)                                  The relevant rate for a Lender lending from a Facility Office in the U.K. is calculated in accordance with the following formula:

E x 0.01	per cent. per annum
300

where on the day of application of the formula, E is calculated by the Facility Agent as being the average of the rates of charge under the fees rules supplied by the Reference Banks to the Facility Agent under paragraph (d) below and expressed in pounds per £1 million.

(b)                                 For the purposes of this paragraph 2:

(i)                                     fees rules means the then current rules on periodic fees in the Supervision Manual of the FSA Handbook or any other law or regulation as may then be in force for the payment of fees for the acceptance of deposits;

(ii)                                  fee tariffs means the fee tariffs specified in the fees rules under fee-block Category A1 (Deposit acceptors) (ignoring any minimum fee or zero rated fee required pursuant to the fees rules but applying any applicable discount rate); and

(iii)                               tariff base has the meaning given to it in, and will be calculated in accordance with, the fees rules.

(c)                                  Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(d)                                 If requested by the Facility Agent, each Reference Bank must, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent the rate of charge payable by that Reference Bank to the Financial Services Authority under the fees rules for that financial year of the Financial Services Authority (calculated by that Reference Bank as being the average of the fee tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1 million of the tariff base of that Reference Bank.

(e)                                  Each Lender must supply to the Facility Agent the information required by it to make a calculation of the rate for that Lender.  In particular, each Lender must supply the following information on or prior to the date on which it becomes a Lender:

(i)                                     the jurisdiction of its Facility Office; and

(ii)                                  any other information that the Facility Agent reasonably requires for that purpose.

Each Lender must promptly notify the Facility Agent of any change to the information supplied to it under this paragraph.

(f)                                    The rates of charge of each Reference Bank for the purpose of E above are determined by the Facility Agent based upon the information supplied to it under paragraphs (d) and (e) above.  Unless a Lender notifies the Facility Agent to the contrary, the Facility Agent may assume that the Lender’s obligations in respect of cash ratio deposits and special deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the U.K.

(g)                                 The Facility Agent has no liability to any Party if its calculation over or under compensates any Lender.  The Facility Agent is entitled to assume that the information provided by any Lender or Reference Bank under this Schedule is true and correct in all respects.

3.                                      For a Lender lending from a Facility Office in a Participating Member State

(a)                                  The relevant rate for a Lender lending from a Facility Office in a Participating Member State is the percentage rate per annum notified by that Lender to the Facility Agent.  This percentage rate per annum must be certified by that Lender in its notice to the Facility Agent as its reasonable determination of the cost (expressed as a percentage of that Lender’s share in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Facility Office.

(b)                                 If a Lender fails to specify a rate under paragraph (a) above, the Facility Agent will assume that the Lender has not incurred any such cost.

4.                                      Changes

(a)                                  The Facility Agent may, after consultation with the Company and the Lenders, determine and notify all the Parties of any amendment to this Schedule which is required to reflect:

(i)                                     any change in law or regulation; or

(ii)                                  any requirement imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any successor authority).

(b)                                 If the Facility Agent, after consultation with the Company, determines that the Mandatory Cost for a Lender lending from a Facility Office in the U.K. can be calculated by reference to a screen, the Facility Agent may notify all the Parties of any amendment to this Agreement which is required to reflect this.

SCHEDULE 5

•                     FORM OF TRANSFER CERTIFICATE

To:          UBS AG, LONDON BRANCH as Facility Agent

From:                  [THE EXISTING LENDER] (the Existing Lender) and [THE NEW LENDER] (the New Lender)

Date:       [          ]

EVRAZ GROUP S.A. — US$1,800,000,000 Facility Agreement
dated 21 December 2006 (the Agreement)

We refer to the Agreement.  This is a Transfer Certificate.

1.                                       The Existing Lender transfers by novation to the New Lender the Existing Lender’s rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.

2.                                       The proposed Transfer Date is [           ].

3.                                       The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

4.                                       The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations in respect of this Transfer Certificate contained in the Agreement.

5.                                       This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterpart were on a single copy of the Transfer Certificate.

6.                                       This Transfer Certificate is governed by English law.

THE SCHEDULE

Rights and obligations to be transferred by novation
[insert relevant details, including applicable Commitment (or part)]

Administrative details of the New Lender
[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]

By:	By:

The Transfer Date is confirmed by the Facility Agent as [ ].
UBS AG, LONDON BRANCH

By:

SCHEDULE 6

•                     FORM OF EXTENSION REQUEST

To:          UBS AG, LONDON BRANCH as Facility Agent

From:      EVRAZ GROUP S.A.

Date:       [           ]

EVRAZ GROUP S.A. — US$1,800,000,000 Facility Agreement
dated 21 December 2006 (the Agreement)

1.                                       We refer to the Agreement.  This is the Extension Request.

2.                                       We wish to extend the Original Final Maturity Date under the Agreement to the Extended Final Maturity Date.

3.                                       We confirm that no Default is continuing and that the Repeating Representations are true as at today’s date.

4.                                       This Extension Request is irrevocable.

By:

EVRAZ GROUP S.A.

SCHEDULE 7

•                     FORM OF COMPLIANCE CERTIFICATE

To:          UBS AG, LONDON BRANCH

From:      EVRAZ GROUP S.A.

Date:       [            ]

EVRAZ GROUP S.A.

Facility Agreement dated 21 December 2006 (the Agreement)

1.                                       We refer to the Agreement.  This is a Compliance Certificate.  We confirm that we are in compliance with the financial covenants set out in Clause 18.4 (Financial covenants) of the Agreement.

2.                                       Calculations establishing our compliance with the financial covenants set out in Clause 18.4 (Financial covenants) of the Agreement are attached to this Compliance Certificate.

3.                                       We confirm that no Default has occurred and is continuing as at the date of this Compliance Certificate.(2)

By:

EVRAZ GROUP S.A.

(2)                  If this statement cannot be made, the Compliance Certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SCHEDULE 8

•                     FORM OF CONFIDENTIALITY UNDERTAKING

To:                  Potential New Lender

Re:                   Evraz Group S.A. — US$1,800,000,000 Facility Agreement dated 21 December 2006 (the Facility)

Borrower:       Evraz Group S.A. (the Company)

Amount:         US$1,800,000,000

Facility Agent:      UBS AG, London Branch

Dear Sirs

We understand that you are considering participating in the Facility.  In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.                                      CONFIDENTIALITY

1.1                               Confidentiality Undertaking

You undertake:

(a)                                  to keep the Confidential Information confidential and not to disclose it to anyone except as provided for in Clause 1.2 (Permitted Disclosure) below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

(b)                                 to keep confidential and not disclose to anyone the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facility;

(c)                                  to use the Confidential Information only for the Permitted Purpose;

(d)                                 to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under Clause 1.2(b) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it; and

(e)                                  not to make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Facility.

1.2                               Permitted Disclosure

We agree that you may disclose Confidential Information:

(a)                                  to members of the Participant Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Participant Group;

(b)                                 (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Participant Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Participant Group; or

(c)                                  with the prior written consent of us and the Company.

1.3                               Notification of Required or Unauthorised Disclosure

You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure in Clause 1.2(b) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

1.4                               Return of Copies

If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 1.2(b) above.

1.5                               Continuing Obligations

The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us.  Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub participation) an interest, direct or indirect in the Facility or (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed in Clause 1.2 above (other than sub-paragraph 1.2(a)) or which, pursuant to Clause 1.4 above, you are not required to be returned or destroyed).

1.6                               No Representation; Consequences of Breach

You acknowledge and agree that:

(a)                                  neither we nor any of our officers, employees or advisers (each a Relevant Person) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the Group or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

(b)                                 we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person or member of the Group may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

1.7                               No Waiver and Amendments

This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter.  No failure or delay in exercising any right, power or privilege under this letter will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges under this letter.  The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

1.8                               Inside Information

You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

1.9                               Nature of Undertakings

The undertakings given by you under Clause 1 of this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Company and each other member of the Group.

2.                                      MISCELLANEOUS

2.1                               Third party rights

(a)                                  Subject to Clause 1.6 and Clause 1.9, the terms of this letter may be enforced and relied upon only by you and us and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

(b)                                 Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Group to rescind or vary this letter at any time.

2.2                               Governing Law and Jurisdiction

This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

2.3                               Definitions

In this letter (including the acknowledgement set out below):

“Confidential Information” means any information relating to the Company and the Facility including, without limitation, the information memorandum, provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

“Group” means the Company and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies (as each such term is defined in the Companies Act 1985);

“Participant Group” means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985); and

“Permitted Purpose” means considering and evaluating whether to enter into the Facility.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

For and on behalf of

[Name of proposed transferor]

To:          [Name of proposed transferor]

The Company and each other member of the Group

We acknowledge and agree to the above:

For and on behalf of

[Potential Lender]

SIGNATORIES

Company

EVRAZ GROUP S.A.

By: /s/ Pavel Tatyanin

Guarantor

MASTERCROFT LIMITED.

By: /s/ Panayiota Papademetriou
Director

Lead Arrangers

CREDIT SUISSE INTERNATIONAL

By: /s/ Maria Leistner	/s/ Chris Chapman
Director	Vice President

UBS LIMITED

By: /s/ Charles Anderson	/s/ Giacomo Petrobelli
Director	Executive Director
Transactions Legal	Global Syndicated Finance

Original Lenders

CREDIT SUISSE INTERNATIONAL

By: /s/ Maria Leistner	/s/ Chris Chapman
Director	Vice President

UBS AG, LONDON BRANCH

By: /s/ Charles Anderson	/s/ Giacomo Petrobelli
Director	Executive Director
Transactions Legal	Global Syndicated Finance

Facility Agent

UBS AG, LONDON BRANCH

By: /s/ Charles Anderson	/s/ Giacomo Petrobelli
Director	Executive Director
Transactions Legal	Global Syndicated Finance